Exhibit 1.1

Execution Version

Teekay Corporation

Underwriting Agreement

10,000,000 Shares of Common Stock

New York, New York

January 24, 2018

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Teekay Corporation, a Marshall Islands corporation (the “Company”), proposes to issue and sell (the “Offering”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 10,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Firm Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,500,000 additional shares of common stock, par value $0.001 per share, of the Company (the “Option Shares;” the Firm Shares and the Option Shares being hereinafter collectively called the “Shares”). To the extent there are no additional Underwriters listed in Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company is conducting a private offering concurrently with the Offering (the “Concurrent Convertible Notes Offering”), pursuant to which the Company proposes to issue and sell to certain initial purchasers $125,000,000 aggregate principal amount of convertible notes (or up to $150,000,000 aggregate principal amount, if the initial purchasers thereof exercise in full their option to purchase additional convertible notes). The Concurrent Convertible Notes Offering and the Offering are not contingent on one another.

Any reference herein to the Registration Statement (as defined herein), the Base Prospectus (as defined herein), any Preliminary Prospectus (as defined herein) or the Prospectus (as defined herein) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date (as defined herein) of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

This is to confirm the agreement among the Company and the Underwriters concerning the purchase of the Firm Shares and the Option Shares from the Company by the Underwriters.

1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and agrees with each Underwriter that:

(a) Registration Statement and Prospectus. The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). A registration statement on Form F-3 (File No. 333-221806), including a related base prospectus, has been prepared and filed by the Company in conformity in all material respects with the requirements of the Act and the 1933 Act Regulations. The Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) under the Act on January 12, 2018. The Company may have filed one or more amendments thereto, including one or more Preliminary Prospectuses with respect to the Shares, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Act has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) No Material Misstatements or Omissions in Registration Statement, Prospectus or Documents Incorporated by Reference. As of the date of this Agreement and on each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Shares

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are purchased hereunder, if such date is not the Closing Date (an “Option Closing Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus complied, and any further documents so incorporated, when filed with the Commission, will comply in all material respects with the applicable requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. On each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the statements made or to be made in such documents that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith; and the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. (i) As of the Applicable Time, the Disclosure Package (as defined herein), when taken together as a whole, and (ii) each Issuer Free Writing Prospectus (as defined herein) or any “road show” (as defined in Rule 433 of the 1933 Act Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) No Ineligible Issuer. (i) At the time of filing the Registration Statement and any post-effective amendment thereto, and (ii) as of the Applicable Time (with such time being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that with respect to the offering contemplated hereby it is not necessary that the Company be considered an Ineligible Issuer.

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(e) No Conflicting Information in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus as of its date does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f) Formation and Qualification. Each of the Company and the Operating Subsidiaries (as defined below) (the “Teekay Entities”) has been duly formed, domesticated or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation, domestication or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Each of the Teekay Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date and any Option Closing Date, as the case may be, and to conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(g) Valid Issuance of the Shares. At the Applicable Time, the Closing Date and any Option Closing Date, as the case may be, the Shares to be issued and sold on the Closing Date and any Option Closing Date, as the case may be, will be duly authorized by the Company and, when issued and delivered to the Underwriters simultaneously with payment therefor in accordance with the terms hereof, will be (i) validly issued, (ii) not subject to any preemptive right, resale right, right of first refusal or similar right, (iii) fully paid and nonassessable, and (iv) will conform to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus.

(h) Ownership of Teekay Holdings. The Company directly owns 100% of the equity interests in Teekay Holdings Limited, a Bermuda company (“Teekay Holdings”); such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Holdings and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”).

(i) Ownership of General Partners. Teekay Holdings directly owns a (i) 100% membership interest in Teekay GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TGP GP”), and (ii) 51% membership interest in Teekay Offshore GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TOO GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP (the “TGP GP LLC Agreement”) and the limited liability company agreement of TOO GP (the “TOO GP LLC Agreement”),

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respectively, and are fully paid (to the extent required under the TGP GP LLC Agreement and TOO GP LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP GP LLC Agreement or the TOO GP LLC Agreement); and Teekay Holdings owns such membership interests free and clear of all Liens, except for the option by Brookfield TK TOGP L.P. to acquire, subject to certain conditions, an additional 2% membership interest in TOO GP.

(j) Ownership of GP Interests in the Partnerships. TGP GP is the sole general partner of Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TGP”), with a 2.0% general partner interest in TGP (excluding any preferred units in such calculation); such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP, as amended or restated on or prior to the date hereof (the “TGP LPA”); and TGP GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TGP LPA or under applicable securities laws). TOO GP is the sole general partner of Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TOO”), with a 0.76% general partner interest in TOO (excluding any preferred units in such calculation); such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO, as amended or restated on or prior to the date hereof (the “TOO LPA”); and TOO GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TOO LPA or under applicable securities laws).

(k) Ownership of Sponsor Interests in TGP, TOO and Teekay Tankers.

(i) The Company indirectly owns 25,208,274 common units representing limited partner interests in TGP (the “TGP Sponsor Units”) and TGP GP owns 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TGP LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement dated as of December 21, 2012 by and among Teekay Finance Limited, the lenders party thereto, Citibank, N.A., as administrative agent, and the Company, as amended (the “Margin Loan Agreement”).

(ii) The Company indirectly owns 56,587,484 common units representing limited partner interests in TOO (the “TOO Sponsor Units”) and TOO GP owns 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TOO LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement.

(iii) The Company indirectly owns 37,007,981 shares of Class B Common Stock, $0.01 par value, of Teekay Tankers Ltd., a corporation incorporated under the laws of the Marshall Islands (“Tankers”), and 40,290,460 shares of Class A Common Stock of Tankers. All such shares of Class A Common Stock and Class B Common Stock (collectively, the “Tankers Sponsor Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and, as applicable, the Company indirectly owns all such Tankers Sponsor Shares free and clear of all Liens, except (i) restrictions on transferability under applicable securities laws and (ii) pursuant to the Margin Loan Agreement.

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(l) Ownership of Operating Companies.

(i) TGP owns a 100% membership interest in Teekay LNG Operating L.L.C., a Marshall Islands limited liability company (“TGP Operating Company”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated on or prior to the date hereof (the “TGP Operating Company LLC Agreement”), and is fully paid (to the extent required under the TGP Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP Operating Company LLC Agreement); and TGP owns such membership interest free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and Prospectus.

(ii) TOO owns a 100% membership interest in Teekay Offshore Holdings L.L.C. a Marshall Islands limited liability company (“Teekay Offshore Holdings”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Teekay Offshore Holdings, as amended on or prior to the date hereof (the “Teekay Offshore Holdings LLC Agreement”), and is fully paid (to the extent required under the Teekay Offshore Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the Teekay Offshore Holdings LLC Agreement); and TOO owns such membership interest free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and Prospectus.

(iii) Teekay Offshore Holdings indirectly owns a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (“OLP GP”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (“OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the OLP GP LLC Agreement); and Teekay Offshore Holdings owns such membership interest free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and the Prospectus. Teekay Offshore Holdings indirectly owns a 99.09% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (“TOO Operating Company”); and OLP GP directly owns a 0.91% general partner interest in TOO Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated on or prior to the date hereof (the “TOO Operating Company Partnership Agreement”), and are fully paid (to the extent required under the TOO Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may be provided in the TOO Operating Company Partnership Agreement); and Teekay Offshore Holdings and OLP GP, respectively, own such partner

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interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and Prospectus.

(m) Ownership of Operating Subsidiaries.

(i) TGP Operating Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule II-A (the “TGP Operating Subsidiaries”) as described on Schedule II-A; such equity interests owned by TGP Operating Company are duly authorized and validly issued in accordance with the respective organizational documents of each TGP Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TGP Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TGP Operating Subsidiaries’ Organizational Documents) and, with respect to interests that are not general partner interests, nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TGP Operating Subsidiary and except as may be provided in the TGP Operating Subsidiaries’ Organizational Documents); and TGP Operating Company owns such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and Prospectus.

(ii) TOO, Teekay Offshore Holdings and TOO Operating Company own, directly or indirectly, the equity interests in each of the entities set forth in Schedule II-B (the “TOO Operating Subsidiaries”) as described on Schedule II-B; such equity interests have been duly authorized and validly issued in accordance with the respective organizational documents of each TOO Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TOO Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TOO Operating Subsidiaries’ Organizational Documents) and, with respect to interests that are not general partner interests, nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TOO Operating Subsidiary and except as may be provided in the TOO Operating Subsidiaries’ Organizational Documents); and TOO and TOO Operating Company, as applicable, own such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and Prospectus.

(iii) Tankers owns, directly or indirectly, 100% of the equity interests in each of the entities set forth in Schedule II-C (the “Tankers Operating Subsidiaries”) as described on Schedule II-C; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Tankers Operating Subsidiary, as amended or restated on or prior to the date hereof (the “Tankers Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Tankers Operating Subsidiaries’ Organizational Documents) and, with respect to interests that are not general partner interests, nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Tankers Operating Subsidiary and except as may be provided in the Tankers Operating Subsidiaries’ Organizational Documents); and Tankers owns such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and Prospectus.

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(iv) The Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule II-D (the “Company Operating Subsidiaries”) as described on Schedule II-D; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Company Operating Subsidiary, amended or restated on or prior to the date hereof (the “Company Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Company Operating Subsidiaries’ Organizational Documents) and, with respect to interests that are not general partner interests, nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Company Operating Subsidiary and except as may be provided in the Company Operating Subsidiaries’ Organizational Documents); and the Company owns such equity interests free and clear of all Liens, other than Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Disclosure Package and the Prospectus.

(n) No Other Subsidiaries. Other than its interests in (i) Teekay Holdings, (ii) Teekay Finance Limited (iii) TGP GP, (iv) TOO GP, (v) TGP, (vi) TOO, (vii) Tankers, (viii) TGP Operating Company, (ix) Teekay Offshore Holdings, (x) TOO Operating Company, (xi) OLP GP, (xii) the TGP Operating Subsidiaries, (xiii) the TOO Operating Subsidiaries, (xiv) the Tankers Operating Subsidiaries and (xv) the Company Operating Subsidiaries ((i) through (xv), collectively, the “Operating Subsidiaries”), the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as described in the Registration Statement, the Disclosure Package and the Prospectus and except for entities that do not, directly or indirectly, own any vessels or conduct any operations.

(o) No Preemptive Rights or Options. Except as described in the Registration Statement, the Disclosure Package, the Prospectus, the TGP LPA and the TOO LPA, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of the Teekay Entities, except in relation to the Teekay Entities that are not wholly owned, and except as provided in Section 78 of the Marshall Islands Business Corporations Act. Except as described in the Registration Statement, the Disclosure Package, the Prospectus, the TGP LPA and the TOO LPA, and except in relation to the Operating Subsidiaries that are not wholly owned, there are no outstanding options or warrants to purchase any common stock or other interests in the Company or, to the Company’s knowledge, any equity interests in any Operating Subsidiary.

(p) No Registration Rights. No holder of securities of the Company has rights to the registration of such securities under the Registration Statement, except for any rights pursuant to (i) the Registration Rights Agreement, dated November 16, 2015 by and among the Company and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers listed in Schedule 1 thereto, (ii) the Registration Rights Agreement among Teekay Corporation, Tradewinds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust, and (iii) the Registration Rights Agreement by and among the Company and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to common stock of the Company (collectively, the “Registration Rights”), in each case, which Registration Rights have been waived or do not apply with respect to the offerings and sale of the Shares.

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(q) Capitalization. The issued and outstanding equity interests of the Company consist of the number of shares of common stock specified in the Registration Statement, the Disclosure Package and the Prospectus, as adjusted for the sale of any Shares pursuant to this Agreement and any equity awards granted under the Company’s 2013 Equity Incentive Plan (as it may be amended). All of such common stock has been duly authorized and is fully paid and nonassessable.

(r) Authority. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement, the Disclosure Package and the Prospectus. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Company or any of its stockholders for the authorization, issuance, sale and delivery of the Shares, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(s) Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company.

(t) No Conflicts. None of the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of any organizational document of any Teekay Entity, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, or judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Registration Statement, the Disclosure Package and the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement.

(u) No Consents. Except for (i) the registration of the Shares under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriters, and under applicable stock exchange

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requirements, and (iii) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the parties hereto (other than the Underwriters), or the consummation of the transactions contemplated by this Agreement.

(v) No Default. None of the Teekay Entities is (i) in violation of its organizational documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement. To the knowledge of the Company, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

(w) Conformity of Securities to Description. The Shares, when issued and delivered in accordance with the terms of this Agreement simultaneously with payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(x) No Material Adverse Change. Since the date of the latest financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, (i) no Teekay Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Teekay Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, and (iii) none of the Teekay Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Teekay Entities, taken as a whole, or otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

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(y) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived.

(z) Independent Registered Public Accounting Firm. KPMG LLP, who have certified the financial statements of the Company and delivered their report with respect to such audited consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(aa) Transfer Taxes. There are no transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Company or sale by the Company of the Shares or the consummation of the transactions contemplated by this Agreement.

(bb) Title to Properties. The Operating Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as owned by the Operating Subsidiaries. Each Operating Subsidiary identified on Annex B is the owner, lessee or charterer, as indicated, of the vessel set forth opposite its name on Annex B (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement, the Disclosure Package and the Prospectus (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property, vessels and buildings held under lease by any of the Operating Subsidiaries, such real property, vessels and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Registration Statement, the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus.

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(cc) Vessel Registration. Each vessel identified in Annex B is duly registered under the laws of the jurisdiction set forth on Annex B in the name of the applicable Operating Subsidiary, free and clear of all Liens except for Permitted Liens.

(dd) Permits. Each of the Teekay Entities has such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, each of the Teekay Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.

(ee) Insurance. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the Company believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ff) Contracts to be Described or Filed. To the knowledge of the Company, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

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(gg) Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is not adequately disclosed in the Registration Statement, the Disclosure Package or the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, except as set forth in the Registration Statement, the Disclosure Package, or the Prospectus, or (2) prevent or result in the suspension of the offering and issuance of the Shares, or (B) questions the validity of this Agreement.

(hh) Summaries. The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(ii) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.

(jj) Sarbanes-Oxley Act of 2002. The Teekay Entities are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.

(kk) Internal Controls. Each of the Teekay Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is

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permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Teekay Entities’ “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) are effective and none of the Teekay Entities is aware of any material weakness in their internal controls over financial reporting.

(ll) Disclosure Controls. The Teekay Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(mm) No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect.

(nn) Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect or as set forth in the Registration Statement, the Disclosure Package and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

(oo) Environmental Compliance. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance, deviation, violation, release or cleanup from that described in (i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

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(pp) Effect of Environmental Laws. In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Intellectual Property. Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Company believes that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.

(rr) No Distribution of Other Offering Materials. None of the Teekay Entities has distributed or will distribute, any offering material (as defined under the Act) in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted by the Act, including Rule 134 under the Act.

(ss) Investment Company. None of the Teekay Entities is now, and after the sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” and after giving effect to the offering will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).

(tt) Passive Foreign Investment Company. To the knowledge of the Company, none of the Teekay Entities is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”).

(uu) Foreign Corrupt Practices Act. No Teekay Entity, nor any director, officer, or employee, nor, to the knowledge of the Company, any affiliate, agent or representative of the Teekay Entities, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Teekay Entities have

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conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(vv) Sanctions Laws and Regulations. Neither the sale of the Shares by the Company hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Shares, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

(ww) Sanctions Authorities. None of the Teekay Entities is, and, to the knowledge of the Company, no director, officer, agent, employee or affiliate of any of the Teekay Entities is, currently the subject of, or in possession of written notice from a governmental authority asserting that it may become the subject of, any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority; and the Teekay Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (“Person”), for the purpose of financing the activities of or with any Person, or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by such authorities, in each case in a manner that violates any Sanctions Laws and Regulations.

(xx) Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(yy) Brokers. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any Teekay Entity and any person that would give rise to a valid claim against any Teekay Entity or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with any of the transactions contemplated by this Agreement.

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(zz) Market Stabilization. None of the Teekay Entities has taken, and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(aaa) No Restrictions on Subsidiaries. Except (i) as provided in the credit and loan agreements described in the Registration Statement, the Disclosure Package and the Prospectus (including an undertaking of TOO that, until TOO repays amounts outstanding under its Norwegian Kroner bonds due in 2018, (A) TOO will not pay distributions to the Company, or any of its affiliates, including TOO GP, in cash, and (B) TOO will not pay any distributions in cash unless it matches or exceeds the amount of cash paid by proceeds raised through the issuance of additional equity in advance of, or within six months following, the payment of such distributions) and by Section 51 of the Marshall Islands Limited Partnership Act, Section 40 of the Marshall Islands Limited Liability Company Act of 1996 and Sections 43 and 44 of the Marshall Islands Business Corporations Act, (ii) as otherwise mandated by the laws of the Operating Subsidiaries’ jurisdiction of formation or (iii) as provided in the organizational documents of non-wholly owned Operating Subsidiaries (or any shareholder agreements between the shareholders of such Operating Subsidiaries), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(bbb) Statistical and Market Data. The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

(ccc) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ddd) Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Marshall Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 16 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Marshall Islands.

(eee) Certificates. Any certificate signed by an officer of any Teekay Entity and delivered to the Underwriters or to counsel for the Underwriters in connection with the closing of the Offering shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to each Underwriter.

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2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.29663 per Share, the number of the Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,500,000 Option Shares at the purchase price per Share as the Underwriters shall pay for the Firm Shares, less an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Shares.

3. Delivery and Payment. Delivery of and payment for the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, Eastern time, on January 26, 2018, at the offices of Perkins Coie LLP, Portland, Oregon, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Representatives, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Option Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. If settlement of the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives for the respective accounts of the several

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Underwriters on any Option Closing Date, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

For purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions, trust companies and the NYSE are authorized or obligated by law to close in New York City.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Preparation of the Prospectus and Registration Statement. Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to any Preliminary Prospectus or the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives, which approval will not be unreasonably withheld or delayed, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b) Notification Regarding Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to the first sentence of paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented prospectus to you in such quantities as you may reasonably request.

(d) Reports to Unitholders. As soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, the Company will make generally available to its shareholders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Copies of Reports. The Company will furnish or make available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) to its shareholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will, for a period of two years from the Closing Date, furnish or make available via EDGAR, to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Company to its shareholders (excluding any periodic income tax reporting materials) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the Exchange Act (other than any annual chief executive officer certification and annual written affirmations to the NYSE).

(f) Signed Copies of the Registration Statement. The Company will furnish to the Representatives and counsel for the Underwriters photocopies of signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

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(g) Qualification of Shares. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Shares.

(h) Restriction on Sale of Securities. During a period of 60 days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of common stock or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Shares hereunder to the Underwriters, (b) the convertible notes to be sold pursuant to the Concurrent Convertible Notes Offering, (c) the conversion of such convertible notes, or (d) grants by the Company of stock options, restricted stock units and/or performance share units relating to shares of common stock under the Company’s 2013 Equity Incentive Plan described in the Disclosure Package and the Prospectus, as amended from time to time.

(i) Compliance with Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(j) Price Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the

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preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses of the Company incident to the performance by it of its obligations hereunder. Notwithstanding the foregoing, it is understood that, except as expressly provided in this subsection (k) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, transfer taxes on the resale by them of any of the Shares, the transportation and other expenses incurred by or on their behalf in connection with presentations to potential purchasers of Shares and any advertising expenses relating to offers of Shares they may make.

(l) Use of Proceeds. The Company will use the net proceeds received by them from the sale of the Shares as set forth in the Disclosure Package and the Prospectus.

(m) Investment Company; PFIC. For a period of four years after the Closing Date or, if later, any Option Closing Date, the Company will use its commercially reasonable efforts to avoid any Teekay Entity, or any subsidiary thereof, from becoming (i) required to register as an “investment company” as defined in the 1940 Act, or (ii) a PFIC with respect to any U.S. shareholder or unitholder.

(n) PFIC Notice to Shareholders. If the Company notifies its shareholders that it or a subsidiary will be a PFIC, it will contemporaneously give similar notice to the Underwriters, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to each Teekay Entity that is a PFIC.

(o) Sanctions Laws and Regulations. The Company will not take, and will cause each subsidiary not to take, directly or indirectly, any action that could reasonably be expected to result in a violation by any U.S. person participating in the Offering of any Sanctions with respect to the sale of the Shares hereunder. Further, the Company will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Shares, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Shares to be in violation of any Sanctions or for any agent or “Specially Designated National” of any country the subject of Sanctions, or any person or entity of any country the subject of Sanctions.

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(p) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Annex A hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(q) NYSE Listing. The Company will use commercially reasonable efforts to list, subject to notice of issuance, the Shares on the NYSE.

(r) Tax Indemnity. The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of the Marshall Islands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction.

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(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Company shall have requested and caused Perkins Coie LLP, counsel for the Company, to have furnished to you their written opinion, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Underwriters, of the same tenor as the opinion provided in Annex C.

(d) The Company shall have requested and caused Watson Farley & Williams LLP, special regulatory and Marshall Islands counsel for the Company, to have furnished to you their written opinion, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Underwriters, of the same tenor as the opinion provided in Annex D.

(e) The Company shall have requested and caused:

(i) Thommessen Krefting Greve Lund AS, Norwegian counsel for the Company, to have furnished to you their written opinion, dated the Closing Date or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(ii) Alexanders, Bermuda counsel for the Company, to have furnished to you their written opinion, dated the Closing Date or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(iii) Wong Tan & Molly Lin LLC, Singapore counsel for the Company, to have furnished to you their written opinion, dated the Closing Date or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(iv) Watson Farley & Williams LLP, English counsel for the Company, to have furnished to you their written opinion, dated the Closing Date or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to the Underwriters, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(g) The Company shall have furnished to the Underwriters a certificate signed by its principal executive officer and principal financial officer dated the Closing Date (or any Option Closing Date, as applicable) and addressed to the Underwriters, to the effect that the signers of such certificate have carefully examined this Agreement, the Registration Statement, the Prospectus, the Disclosure Package, each Non-Prospectus Road Show used in connection with this Offering and any Issuer Free Writing Prospectus and any amendment or supplement thereto and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any Option Closing Date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any Option Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;

(iii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto); and

(iv) such other matters as you may reasonably request.

(h) The Company shall have requested and caused KPMG LLP to have furnished to the Underwriters, at the time of execution of this Agreement and at the Closing Date (or any Option Closing Date, as applicable), letters, dated respectively as of the date hereof and as of such Closing Date or Option Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Teekay Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or

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(ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto).

(j) Prior to the Closing Date (or any Option Closing Date, as applicable), the Company shall have furnished to the Underwriters such further information, certificates and documents as the Representatives may reasonably request.

(k) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the debt securities of any of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) The Shares to be delivered on the Closing Date or any Option Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(m) The “lock-up” agreements, each substantially in the form of Annex F hereto, between the Representatives and those certain shareholders, officers and directors of the Company named in Schedule III hereto relating sales and certain other dispositions of shares of common stock or certain other securities of the Company, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date and any Option Closing Date, as applicable.

(n) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date (or any Option Closing Date, as applicable) by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares.

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8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package, any Issuer Free Writing Prospectus, any Non-Prospectus Road Show or the Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers who sign the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity in Section 8(a) from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company through the Representatives by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters confirm and the Company acknowledges that the statements set forth (i) in the first paragraph under the heading “Underwriting—Underwriting Discounts and Expenses” and (ii) under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Preliminary Prospectus and the Prospectus constitute the only information concerning the Underwriters furnished in writing to the Company through the Representatives by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus or Non-Prospectus Road Show.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in

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which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to

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information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company’s common stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package or the Prospectus (in each case exclusive of any supplement thereto).

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11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(k), 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attn: Equity Syndicate Desk, with a copy to the Legal Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; or, (b) if sent to the Company, will be mailed, delivered or telefaxed to Teekay Corporation, 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. 441-292-3931) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-346-2008).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Judicial Proceedings.

(a) The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Puglisi & Associates, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the

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jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

(c) To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. No Fiduciary Duty. The Company hereby acknowledges that (a) the Underwriters are acting as a principal and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriters have advised or are currently advising the Company on related or other matters).

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20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 8:45 A.M. (New York City time) on January 24, 2018, which the Representatives have informed the Company is a time prior to the first sale of the Shares;

“Base Prospectus” shall mean the base prospectus referred to in the second sentence of Section 1(a) above contained in the Registration Statement at the initial Effective Date.

“Commission” shall mean the United States Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses identified in Annex A hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus, which describes the Shares and the offering thereof and which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the final prospectus supplement relating to the Shares, including the accompanying Base Prospectus, as filed with the Commission pursuant to Rule 424(b) of the Act and the rules and regulations of the Commission promulgated thereunder;

“Registration Statement” shall mean the registration statement referred to in the second sentence of Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule

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430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

33

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Teekay Corporation

By:	/s/ Kenneth Hvid
Name: Kenneth Hvid
Title: President & CEO

34

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

By:	Morgan Stanley & Co. LLC

By:	/s/ Charles Leisure
Name: Charles Leisure
Title: Vice President

By:	J.P. Morgan Securities LLC

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Vice President

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

35

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased
Morgan Stanley & Co. LLC	4,500,000
J.P. Morgan Securities LLC	2,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,500,000
UBS Securities LLC	1,500,000
Credit Agricole Securities (USA) Inc.	250,000
BNP Paribas Securities Corp.	250,000

Total	10,000,000

I-1

SCHEDULE II-A

TGP OPERATING SUBSIDIARIES

	Company Name	Country

1.	African Spirit L.L.C.	Marshall Islands

2.	Al Areesh Inc.	Marshall Islands

3.	Al Areesh L.L.C.	Marshall Islands

4.	Al Daayen Inc.	Marshall Islands

5.	Al Daayen L.L.C.	Marshall Islands

6.	Al Huwaila Inc.	Marshall Islands

7.	Al Kharsaah Inc.	Marshall Islands

8.	Al Khuwair Inc.	Marshall Islands

9.	Al Marrouna Inc.	Marshall Islands

10.	Al Marrouna L.L.C.	Marshall Islands

11.	Al Shamal Inc.	Marshall Islands

12.	Alexander Spirit L.L.C.	Marshall Islands

13.	Arctic Spirit L.L.C.	Marshall Islands

14.	Asian Spirit L.L.C.	Marshall Islands

15.	Bahrain LNG W.L.L.	Bahrain

16.	Creole Spirit L.L.C.	Marshall Islands

17.	DHJS Hull No. 2007-001 L.L.C.	Marshall Islands

18.	DHJS Hull No. 2007-002 L.L.C.	Marshall Islands

19.	DSME Hull No. 2411 L.L.C.	Marshall Islands

20.	DSME Hull No. 2416 L.L.C.	Marshall Islands

21.	DSME Hull No. 2417 L.L.C.	Marshall Islands

22.	DSME Hull No. 2423 L.L.C.	Marshall Islands

23.	DSME Hull No. 2425 L.L.C.	Marshall Islands

24.	DSME Hull No. 2430 L.L.C.	Marshall Islands

II-A-1

25.	DSME Hull No. 2431 L.L.C.	Marshall Islands

26.	DSME Hull No. 2433 L.L.C.	Marshall Islands

27.	DSME Hull No. 2434 L.L.C.	Marshall Islands

28.	DSME Hull No. 2461 L.L.C.	Marshall Islands

29.	DSME Option Vessel No.1 L.L.C.	Marshall Islands

30.	DSME Option Vessel No.2 L.L.C.	Marshall Islands

31.	DSME Option Vessel No.3 L.L.C.	Marshall Islands

32.	European Spirit L.L.C.	Marshall Islands

33.	Excalibur Shipping Company Limited	Isle of Man

34.	Excelsior B.V.B.A.	Belgium

35.	Exmar Gas Shipping Limited	Hong Kong

36.	Exmar LPG BVBA	Belgium

37.	Exmar Shipping BVBA	Belgium

38.	Good Investment Limited	Hong Kong

39.	H.H.I. Hull No. S856 L.L.C.	Marshall Islands

40.	H.H.I. Hull No. S857 L.L.C.	Marshall Islands

41.	Magellan Spirit ApS	Denmark

42.	MALT LNG Holdings APS	Denmark

43.	Malt LNG Netherlands Holdings B.V.	Netherlands

44.	Malt LNG Transport ApS	Denmark

45.	Malt Singapore Pte Ltd.	Singapore

46.	Membrane Shipping Limited	Marshall Islands

47.	Meridian Spirit ApS	Denmark

48.	Methane Spirit L.L.C.	Marshall Islands

49.	MiNT LNG I, Ltd.	Bahamas

50.	MiNT LNG II, Ltd.	Bahamas

51.	MiNT LNG III, Ltd.	Bahamas

52.	MiNT LNG IV, Ltd.	Bahamas

II-A-2

53.	Nakilat Holdco L.L.C.	Marshall Islands

54.	Naviera Teekay Gas II, S.L.U.	Spain

55.	Naviera Teekay Gas III, S.L.U.	Spain

56.	Naviera Teekay Gas IV, S.L.U.	Spain

57.	Naviera Teekay Gas, S.L.U.	Spain

58.	Oak Spirit L.L.C.	Marshall Islands

59.	Pan Africa LNG Transportation Company Limited	Hong Kong

60.	Pan Americas LNG Transportation Company Limited	Hong Kong

61.	Pan Asia LNG Transportation Company Limited	Hong Kong

62.	Pan Europe LNG Transportation Company Limited	Hong Kong

63.	Polar Spirit L.L.C.	Marshall Islands

64.	SGPC 1 Pte. Ltd.	Singapore

65.	Skaugen Gulf Petchem Carriers B.S.C.	Bahrain

66.	Solaia Shipping L.L.C.	Liberia

67.	Sonoma L.L.C.	Marshall Islands

68.	Taizhou Hull No. WZL 0501 L.L.C.	Marshall Islands

69.	Taizhou Hull No. WZL 0502 L.L.C.	Marshall Islands

70.	Taizhou Hull No. WZL 0503 L.L.C.	Marshall Islands

71.	Tangguh Hiri Finance Limited	United Kingdom

72.	Tangguh Hiri Operating Limited	United Kingdom

73.	Tangguh Sago Finance Limited	United Kingdom

74.	Tangguh Sago Operating Limited	United Kingdom

75.	TC LNG Shipping L.L.C.	Marshall Islands

76.	Teekay BLT Corporation	Marshall Islands

77.	Teekay BLT Finance Corporation	Marshall Islands

78.	Teekay Gas Group Ltd.	Marshall Islands

79.	Teekay II Iberia, S.L.	Spain

80.	Teekay LNG Bahrain Operations L.L.C.	Marshall Islands

II-A-3

81.	Teekay LNG Finance Corp.	Marshall Islands

82.	Teekay LNG Finco L.L.C.	Marshall Islands

83.	Teekay LNG Holdco L.L.C.	Marshall Islands

84.	Teekay LNG Holdings L.P.	United States

85.	Teekay LNG Operating L.L.C.	Marshall Islands

86.	Teekay LNG Project Services L.L.C.	Marshall Islands

87.	Teekay LNG US GP L.L.C.	Marshall Islands

88.	Teekay Luxembourg S.a.r.l.	Luxembourg

89.	Teekay Multigas Malta Limited	Marshall Islands

90.	Teekay Multigas Pool L.L.C.	Marshall Islands

91.	Teekay Nakilat (II) Limited	United Kingdom

92.	Teekay Nakilat (III) Corporation	Marshall Islands

93.	Teekay Nakilat Corporation	Marshall Islands

94.	Teekay Nakilat Holdings (III) Corporation	Marshall Islands

95.	Teekay Nakilat Holdings Corporation	Marshall Islands

96.	Teekay Nakilat Replacement Purchaser L.L.C.	Marshall Islands

97.	Teekay Servicios Maritimos, S.L.	Spain

98.	Teekay Shipping Spain, S.L.	Spain

99.	Teekay Spain, S.L.	Spain

100.	Teekay Tangguh Borrower L.L.C.	Marshall Islands

101.	Teekay Tangguh Holdings Corporation	Marshall Islands

102.	Wilforce L.L.C.	Marshall Islands

103.	Wilpride L.L.C.	Marshall Islands

104.	Zhonghua Hull No. 451 L.L.C.	Marshall Islands

II-A-4

SCHEDULE II-B

TOO OPERATING SUBSIDIARIES

1.	The Partnership directly owns:

(a)	all of the issued and outstanding stock of Teekay Offshore Finance Corp., a Marshall Islands corporation;

(b)	100% of the outstanding stock of Teekay FSO Finance Pty Ltd., an Australian corporation, which directly owns 100% of the outstanding stock of Teekay Australia Offshore Holdings Pty Ltd., an Australian corporation (“TAOH”), which directly owns 100% of the membership interest in Dampier Spirit L.L.C., a Marshall Islands limited liability company (“Dampier Spirit”).

(c)	a 100% membership interest in Varg L.L.C., a Marshall Islands limited liability company (“Varg LLC”), which directly owns (i) a 1% interest in Teekay Offshore European Holdings Cooperatief U.A., a Dutch corporation (“TOEH”), and (ii) 100% of the outstanding stock of Teekay Varg Production Limited;

(d)	a 100% membership interest in Teekay Offshore Holdings;

(e)	a 100% membership interest in Teekay Al Rayyan L.L.C., a Marshall Islands limited liability company; and

(f)	a 0.01% interest in Teekay Piranema Servicos de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil.

2.	Teekay Offshore Holdings directly owns:

(a)	a 100% membership interest in Teekay Shuttle Tankers L.L.C., a Marshall Islands limited liability company (“ShuttleCo”);

(b)	a 100% membership interest in Teekay Hiload LLC, a Marshall Islands limited liability company;

(c)	a 100% membership interest in Gina Krog L.L.C., a Marshall Islands limited liability company;

(d)	100% of the outstanding shares of Gina Krog Offshore Pte. Ltd. , a Singapore corporation, which directly owns 100% of the outstanding stock of Gina Krog AS, a Norwegian corporation;

(e)	a 100% membership interest in Knarr L.L.C., a Marshall Islands limited liability company;

(f)	a 100% membership interest in Clipper L.L.C., a Marshall Islands limited liability company;

II-B-2

(g)	100% of the outstanding stock of Teekay Offshore Group Ltd., a Marshall Islands corporation;

(h)	a 100% membership interest in Pattani Spirit L.L.C., a Marshall Islands limited liability company (“Pattani Spirit”);

(i)	a 100% membership interest in Piranema L.L.C., a Marshall Islands limited liability company;

(j)	a 100% interest in Tiro Sidon L.L.C. , a Marshall Islands limited liability company (“Tiro Sidon”);

(k)	a 100% interest in Voyageur L.L.C., a Marshall Islands limited liability company which directly owns 100% of the shares of Teekay Voyageur Production Limited, a company incorporated under the Companies Act of Scotland;

(l)	a 100% membership interest in the Arendal Spirit L.L.C., a Marshall Islands limited liability company;

(m)	a 100% membership interest in Logitel Offshore Rig II L.L.C., a Marshall Islands limited liability company;

(n)	a 100% membership interest in Logitel Offshore Rig III L.L.C., a Marshall Islands limited liability company;

(o)	a 100% membership interest in Logitel Offshore Rig IV L.L.C., a Marshall Islands limited liability company;

(p)	a 100% membership interest in Siri Holdings L.L.C., a Marshall Islands limited liability company (“Siri Holdings”);

(q)	a 100% membership interest in Logitel Offshore L.L.C., a Marshall Islands limited liability company;

(r)	100% of the outstanding shares of Logitel Offshore Pte. Ltd., a Singapore corporation (“Logitel Pte”);

(s)	100% of the outstanding shares of Logitel Offshore Holdings Pte. Ltd., a Singapore corporation;

(t)	a 100% membership interest in Apollo Spirit L.L.C., a Marshall Islands limited liability company (“Apollo Spirit”);

(u)	a 100% membership interest in Petrojarl I L.L.C., a Marshall Islands limited liability company;

(v)	a 100% membership interest in Teekay Offshore Operating Holdings L.L.C., a Marshall Islands limited liability company, which directly owns a 100% membership interest in Teekay Offshore Chartering L.L.C.; and

II-B-3

(w)	a 99% interest in TOEH.

3.	Logitel Pte directly owns:

(a)	100% of the outstanding shares of Logitel Offshore Rig I Pte. Ltd., a Singapore corporation; and

(b)	100% of the outstanding shares of Logitel Offshore Rig II Pte. Ltd., a Singapore corporation.

4.	ShuttleCo directly owns:

(a)	a 100% membership interest in Samba Spirit L.L.C., a Marshall Islands limited liability company;

(b)	a 100% membership interest in Lambada Spirit. L.L.C., a Marshall Islands limited liability company;

(c)	a 50% membership interest in Navion Gothenburg L.L.C., a Marshall Islands limited liability company (“Navion Gothenburg”);

(d)	a 100% membership interest in Navion Bergen L.L.C., a Marshall Islands limited liability company (“Navion Bergen”);

(e)	a 100% membership interest in Teekay Shuttle Tanker Finance L.L.C., a Marshall Islands limited liability company (“Teekay Shuttle Tankers”);

(f)	a 100% membership interest in the OLP GP, which owns a 0.91% general partner interest in the Operating Company; and

(g)	a 99.09% limited partner interest in the Operating Company.

5.	Teekay Shuttle Tankers directly owns:

(a)	a 100% membership interest in Bossa Nova Spirit L.L.C., a Marshall Islands limited liability company; and

(b)	a 100% membership interest in Sertanejo Spirit L.L.C., a Marshall Islands limited liability company.

6.	The Operating Company directly owns:

(a)	100% of the outstanding stock of Teekay Nordic Holdings Inc., a Marshall Islands corporation (“Nordic Holdings”);

II-B-4

(b)	100% of the outstanding stock of Norsk Teekay Holdings Ltd., a Marshall Islands corporation (“Norsk Holdings”);

(c)	100% of the outstanding shares of Teekay Offshore Operating Pte. Ltd., a Singapore corporation (“TOO Pte”), which directly owns 100% of the outstanding stock of Teekay Navion Offshore Loading Pte. Ltd., a Singapore corporation (“Teekay Navion”);

(d)	a 100% membership interest in Amundsen Spirit L.L.C., a Marshall Islands limited liability company (“Amundsen Spirit”);

(e)	a 100% membership interest in Nansen Spirit L.L.C., a Marshall Islands limited liability company (“Nansen Spirit”);

(f)	a 100% membership interest in Scott Spirit L.L.C., a Marshall Islands limited liability company (“Scott Spirit”); and

(g)	a 100% of membership interest in Peary Spirit L.L.C., a Marshall Islands limited liability company. (“Peary Spirit”).

7.	TOEH directly owns:

(a)	100% of the outstanding stock of Varg Production AS, a Norwegian corporation;

(b)	100% of the outstanding stock of Piranema Production AS, a Norwegian corporation, which directly owns a 99.99% interest in Teekay Piranema Servicios de Petroleo Ltda.;

(c)	100% of the outstanding stock of ALP Maritime Group B.V., a Dutch corporation (“Dutchco”), which directly owns 100% of the outstanding stock of ALP Maritime Services B.V., a Dutchco, ALP Maritime Holding B.V., a Dutchco (“ALP Maritime Holding”), and ALP Ocean Towage Holding B.V., a Dutchco (“ALP Towage Holding”);

(d)	100% of the outstanding stock of Logitel Offshore Holding AS, a Norwegian corporation;

(e)	100% of the outstanding stock of Logitel Offshore Norway AS, a Norwegian corporation;

(f)	100% of the outstanding stock of Petrojarl I Production AS, a Norwegian corporation, which owns a 0.01% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(g)	a 99.9% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

II-B-5

(h)	100% of the outstanding stock of Teekay Petrojarl Offshore Siri AS, a Norwegian corporation, which directly owns a 1% interest in Teekay Petrojarl Producao Petrolifera do Brasil Ltda., a sociedad limitada organized under the laws of Brazil (“Petrojarl Producao”);

(i)	100% of the outstanding stock of Teekay Knarr AS, a Norwegian corporation;

(j)	100% of the outstanding stock of Teekay Offshore Production Holdings AS, a Norwegian corporation, which directly owns 100% of the outstanding stock of Teekay Petrojarl Production AS, a Norwegian corporation;

(k)	100% of the outstanding stock of Teekay Petrojarl Offshore Crew AS, a Norwegian corporation;

(l)	100% of the stock of Teekay Petrojarl UK Limited, a company organized under the laws of the United Kingdom;

(m)	100% of the outstanding stock of Navion Offshore Loading AS, a Norwegian corporation (“Navion Offshore”);

(n)	100% of the outstanding stock of Teekay Norway HiLoad AS, a Norwegian corporation; and

(o)	a 50% interest in OOG-TK Libra GmbH, a limited liability company registered in the Republic of Austria, which owns a nominal interest in OOG-TK Libra GmbH & Co KG, a limited liability company registered in the Republic of Austria (“OOG-TK Libra”); and

(p)	a 50% interest in OOG-TK Libra.

8.	ALP Maritime Services B.V. directly owns 100% of ALP Maritime Contractors B.V., a Dutchco.

9.	ALP Maritime Holding directly owns:

(a)	100% of the outstanding stock of ALP Defender B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Keeper B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Striker B.V., a Dutchco; and

(d)	100% of the outstanding stock of ALP Sweeper B.V., a Dutcho.

10.	ALP Towage Holding directly owns:

(a)	100% of the outstanding stock of ALP Guard B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Winger B.V., a Dutchco;

II-B-6

(c)	100% of the outstanding stock of ALP Centre B.V., a Dutchco;

(d)	100% of the outstanding stock of ALP Forward B.V., a Dutchco;

(e)	100% of the outstanding stock of ALP Ace B.V., a Dutchco; and

(f)	100% of the outstanding stock of ALP Ippon B.V., a Dutchco.

11.	OOG-TK Libra directly owns:

(a)	a 100% interest in OOG-TK Libra Operator Holdings, Ltd., a company organized under the laws of the Cayman Islands (“OOG-TK Operator”), which directly owns a 0.1% interest in OOG-TK Producao de Petroleao Ltda., a sociedad limitada organized under the laws of Brazil (“OOG-TK Producao”); and

(b)	a 99.9% interest in OOG-TK Producao.

12.	Nordic Holdings directly owns:

(a)	a 50% partnership interest in Partrederiet Stena Ugland Shuttle Tankers III DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Natalita”);

(b)	a 50% membership interest in Stena Spirit L.L.C., an Isle of Man limited liability company (“Stena Spirit”);

(c)	a 50% membership interest in Nordic Rio L.L.C., a Marshall Islands limited liability company (“Nordic Rio”);

13.	Apollo Spirit directly owns an 89% membership interest in KS Apollo Spirit, a Norwegian limited partnership (“KS Apollo Spirit”).

14.	Norsk Holdings directly owns 100% of the outstanding stock of Teekay European Holdings S.a.r.l., a Luxembourg corporation (“Luxco”), which directly owns 100% of the outstanding stock of Teekay Netherlands European Holdings B.V., a Dutchco, which directly owns 100% of the outstanding stock of Norsk Teekay AS, a Norwegian corporation (“Norsk Teekay”).

15.	Norsk Teekay directly owns:

(a)	100% of the outstanding stock of Teekay Norway AS, a Norwegian corporation (“Teekay Norway”).

16.	Teekay Norway directly owns:

(a)	100% of the outstanding stock of Ugland Nordic Shipping AS, a Norwegian corporation (“Ugland Nordic”);

II-B-7

(b)	100% of the outstanding stock of Navion Bergen AS, a Norwegian corporation (“Bergen AS”);

(c)	100% of the outstanding stock of Navion Gothenburg AS, a Norwegian corporation (“Gothenburg AS”);

(d)	100% of the outstanding stock of Teekay Grand Banks Shipping AS, a Norwegian corporation, which directly owns 100% of the outstanding stock of Teekay Grand Banks AS, a Norwegian corporation, which directly owns (i) 100% of the outstanding stock of Teekay (Atlantic) Management ULC, a Canadian corporation, and (ii) 100% of the outstanding stock of Teekay (Atlantic) Chartering ULC, a Canadian corporation;

(e)	100% of the outstanding stock of Teekay SHI Hull No. 2241 AS, a Norwegian corporation (“SHI Hull No. 2241”);

(f)	100% of the outstanding stock of Teekay SHI Hull No. 2242 AS, a Norwegian corporation (“SHI Hull No. 2242”);

(g)	100% of the outstanding stock of Teekay SHI Hull No. 2256 AS, a Norwegian corporation (“SHI Hull No. 2256”); and

(h)	100% of the outstanding stock of Teekay SHI Hull No. 2257 AS, a Norwegian corporation (“SHI Hull No. 2257”).

17.	Ugland Nordic directly owns:

(a)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers II DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway); and

(b)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers I DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway).

18.	Siri Holdings directly owns:

(a)	a 100% membership interest in TPO Siri LLC, a Marshall Islands limited liability company; and

(b)	a 99% interest in Petrojarl Producao.

19.	Tiro Sidon directly owns:

(a)	a 1% partnership interest in Tiro Sidon UK L.L.P., a limited liability partnership incorporated in England and Wales (“Tiro Sidon UK”);

(b)	a 100% membership interest in Tiro Sidon Holdings L.L.C., a Marshall Islands limited liability company, which directly owns a 99% partnership interest in Tiro Sidon UK; and

II-B-8

(c)	a 50% interest in OOG-TKP Oil Services, Ltd., a company organized under the laws of the Cayman Islands.

20.	Tiro Sidon UK directly owns:

(a)	a 50% ownership interest in OOG-TKP FPSO GmbH, a limited liability company registered in the Republic of Austria, which owns a nominal interest in OOG-TKP FPSO GmbH & Co KG, a limited partnership registered in the Republic of Austria (“OOG-TKP FPSO LP”); and

(b)	a 50% partnership interest in OOG-TKP FPSO LP, which directly owns (i) a 99.9% ownership interest in OOG-TKP Producao de Petroleao Ltda., a sociedad limitada organized under the laws of Brazil (“OOG-TKP Producao”), and (ii) 100% of the stock of OOG-TKP Operator Holdings Limited, a company organized under the laws of the Cayman Islands (“OOG-TKP Operator”).

21.	OOG-TKP Operator directly owns 0.1% of OOG-TKP Producao.

22.	Navion Offshore directly owns:

(a)	100% of the outstanding stock of Teekay Shipping Norway AS, a Norwegian corporation, which owns 0.0001% of the outstanding stock of Teekay do Brasil Servicios Maritimos Ltda, a sociedad limitada organized under the laws of Brazil (Teekay do Brasil”);

(b)	100% of the outstanding stock of Teekay Shipping Norway (Marine HR) AS, a Norwegian corporation;

(c)	100% of the outstanding stock of Teekay Offshore Crewing AS, a Norwegian corporation;

(d)	99.9999% of the outstanding stock of Teekay do Brasil; and

(e)	100% of the outstanding stock of Teekay Shipping Partners Holding AS, a Norwegian corporation.

II-B-9

SCHEDULE II-C

TANKERS OPERATING SUBSIDIARIES

	Company Name	Country Name

1.	Americas Spirit L.L.C.	Marshall Islands

2.	Ashkini Spirit L.L.C.	Marshall Islands

3.	Athens Spirit L.L.C.	Marshall Islands

4.	Atlanta Spirit L.L.C.	Marshall Islands

5.	Australian Spirit L.L.C.	Marshall Islands

6.	Axel Spirit L.L.C.	Marshall Islands

7.	Barcelona Spirit L.L.C.	Marshall Islands

8.	Beijing Spirit L.L.C.	Marshall Islands

9.	Dilong Spirit L.L.C.	Marshall Islands

10.	Donegal Spirit L.L.C.	Marshall Islands

11.	Erik Spirit L.L.C.	Marshall Islands

12.	Esther Spirit L.L.C.	Marshall Islands

13.	Everest Spirit Holding L.L.C.	Marshall Islands

14.	Explorer Spirit L.L.C.	Marshall Islands

15.	Freeport Landholdings LLC	United States

16.	Galway Spirit L.L.C.	Marshall Islands

17.	Ganges Spirit LLC	Marshall Islands

18.	Gemini Tankers LLC	United States

19.	Godavari Spirit L.L.C.	Marshall Islands

20.	Halo Fenders L.L.C.	Marshall Islands

21.	Helga Spirit L.L.C.	Marshall Islands

22.	High-Q Investments Limited	Hong Kong

23.	Hugli Spirit L.L.C.	Marshall Islands

24.	Iskmati Spirit L.L.C.	Marshall Islands

II-C-1

25.	Jiaolong Spirit L.L.C.	Marshall Islands

26.	Kanata Spirit Holding L.L.C.	Marshall Islands

27.	Kareela Spirit Holding L.L.C.	Marshall Islands

28.	Kaveri Spirit L.L.C.	Marshall Islands

29.	Kyeema Spirit Holding L.L.C.	Marshall Islands

30.	Limerick Spirit L.L.C.	Marshall Islands

31.	London Spirit L.L.C.	Marshall Islands

32.	Los Angeles Spirit L.L.C.	Marshall Islands

33.	Matterhorn Spirit L.L.C.	Marshall Islands

34.	Montreal Spirit L.L.C.	Marshall Islands

35.	Moscow Spirit L.L.C.	Marshall Islands

36.	Narmada Spirit L.L.C.	Marshall Islands

37.	Navigator Spirit L.L.C.	Marshall Islands

38.	Pinnacle Spirit L.L.C.	Marshall Islands

39.	Rio Spirit L.L.C.	Marshall Islands

40.	Seoul Spirit L.L.C.	Marshall Islands

41.	Shenlong Spirit L.L.C.	Marshall Islands

42.	SPT Marine Transfer Services Ltd.	Bermuda

43.	STX Hull No. S1672 L.L.C.	Marshall Islands

44.	STX Hull No. S1673 L.L.C.	Marshall Islands

45.	STX Hull No. S1674 L.L.C.	Marshall Islands

46.	STX Hull No. S1675 L.L.C.	Marshall Islands

47.	Summit Spirit L.L.C.	Marshall Islands

48.	Sydney Spirit L.L.C.	Marshall Islands

49.	T.I.L. Holdings Limited	Marshall Islands

50.	T.I.L. I L.L.C.	Marshall Islands

51.	T.I.L. II L.L.C.	Marshall Islands

52.	T.I.L. III L.L.C.	Marshall Islands

II-C-2

53.	T.I.L. IV L.L.C.	Marshall Islands

54.	T.I.L. IX L.L.C.	Marshall Islands

55.	T.I.L. V L.L.C.	Marshall Islands

56.	T.I.L. VI L.L.C.	Marshall Islands

57.	T.I.L. VII L.L.C.	Marshall Islands

58.	T.I.L. VIII L.L.C.	Marshall Islands

59.	T.I.L. X L.L.C.	Marshall Islands

60.	T.I.L. XI L.L.C.	Marshall Islands

61.	T.I.L. XII L.L.C.	Marshall Islands

62.	T.I.L. XIII L.L.C.	Marshall Islands

63.	T.I.L. XIV L.L.C.	Marshall Islands

64.	Tanker Investments Ltd.	Marshall Islands

65.	Taurus Tankers L.L.C.	Marshall Islands

66.	Teekay Chartering Limited	Marshall Islands

67.	Teekay Guardian L.L.C.	Marshall Islands

68.	Teekay Marine (Singapore) Pte. Ltd.	Singapore

69.	Teekay Marine Holdings Limited	Marshall Islands

70.	Teekay Marine Ltd	Marshall Islands

71.	Teekay Marine Solutions (Bermuda) Ltd.	Bermuda

72.	Teekay Marine Solutions Inc.	United States

73.	Teekay Marine Solutions Ltd	United Kingdom

74.	Teekay Tanker Operations Ltd.	Marshall Islands

75.	Teekay Tankers Chartering L.L.C.	Marshall Islands

76.	Teekay Tankers Holdings Limited	Marshall Islands

77.	Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands

78.	Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands

79.	Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands

80.	Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands

II-C-3

81.	Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands

82.	Teekay Workboats LLC	United States

83.	Teesta Spirit L.L.C.	Marshall Islands

84.	Tianlong Spirit L.L.C.	Marshall Islands

85.	Tokyo Spirit L.L.C.	Marshall Islands

86.	VLCC A Investment L.L.C.	Marshall Islands

87.	VLCC B Investment L.L.C.	Marshall Islands

88.	Yamuna Spirit L.L.C.	Marshall Islands

89.	Zenith Spirit L.L.C.	Marshall Islands

II-C-4

SCHEDULE II-D

COMPANY OPERATING SUBSIDIARIES

	Company Name	Country

1.	African Spirit L.L.C.	Marshall Islands

2.	Al Areesh Inc.	Marshall Islands

3.	Al Areesh L.L.C.	Marshall Islands

4.	Al Daayen Inc.	Marshall Islands

5.	Al Daayen L.L.C.	Marshall Islands

6.	Al Huwaila Inc.	Marshall Islands

7.	Al Kharsaah Inc.	Marshall Islands

8.	Al Khuwair Inc.	Marshall Islands

9.	Al Marrouna Inc.	Marshall Islands

10.	Al Marrouna L.L.C.	Marshall Islands

11.	Al Shamal Inc.	Marshall Islands

12.	Alexander Spirit L.L.C.	Marshall Islands

13.	Alliance Chartering Pty Limited	Australia

14.	Alliance Tankers L.L.C.	Marshall Islands

15.	ALP Ace B.V.	Netherlands

16.	ALP Centre B.V.	Netherlands

17.	ALP Defender B.V.	Netherlands

18.	ALP Forward B.V.	Netherlands

19.	ALP Guard B.V.	Netherlands

20.	ALP Ippon B.V.	Netherlands

21.	ALP Keeper B.V.	Netherlands

22.	ALP Maritime Contractors B.V.	Netherlands

23.	ALP Maritime Group B.V.	Netherlands

24.	ALP Maritime Holding B.V.	Netherlands

II-D-1

25.	ALP Maritime Services B.V.	Netherlands

26.	ALP Ocean Towage Holding B.V.	Netherlands

27.	ALP Striker B.V.	Netherlands

28.	ALP Sweeper B.V.	Netherlands

29.	ALP Winger B.V.	Netherlands

30.	Alta Shipping, S.A.	Spain

31.	Americas Spirit L.L.C.	Marshall Islands

32.	Amundsen Spirit L.L.C.	Marshall Islands

33.	Apollo Spirit L.L.C.	Marshall Islands

34.	Arctic Spirit L.L.C.	Marshall Islands

35.	Arendal Spirit L.L.C.	Marshall Islands

36.	Ashkini Spirit L.L.C.	Marshall Islands

37.	Asian Spirit L.L.C.	Marshall Islands

38.	Athens Spirit L.L.C.	Marshall Islands

39.	Atlanta Spirit L.L.C.	Marshall Islands

40.	Australian Spirit L.L.C.	Marshall Islands

41.	Australian Tankships Agency Pty Ltd	Australia

42.	Axel Spirit L.L.C.	Marshall Islands

43.	Bahrain LNG W.L.L.	Bahrain

44.	Banff L.L.C.	Marshall Islands

45.	Barcelona Spirit L.L.C.	Marshall Islands

46.	Beijing Spirit L.L.C.	Marshall Islands

47.	Bossa Nova Spirit L.L.C.	Marshall Islands

48.	C VLCC L.L.C.	Marshall Islands

49.	Clipper L.L.C.	Marshall Islands

50.	Conoco Shipping & Marine Development L.L.C.	Marshall Islands

51.	Creole Spirit L.L.C.	Marshall Islands

52.	Dampier Spirit L.L.C.	Marshall Islands

II-D-2

53.	DHJS Hull No. 2007-001 L.L.C.	Marshall Islands

54.	DHJS Hull No. 2007-002 L.L.C.	Marshall Islands

55.	Dilong Spirit L.L.C.	Marshall Islands

56.	Donegal Spirit L.L.C.	Marshall Islands

57.	DSME Hull No. 2411 L.L.C.	Marshall Islands

58.	DSME Hull No. 2416 L.L.C.	Marshall Islands

59.	DSME Hull No. 2417 L.L.C.	Marshall Islands

60.	DSME Hull No. 2423 L.L.C.	Marshall Islands

61.	DSME Hull No. 2425 L.L.C.	Marshall Islands

62.	DSME Hull No. 2430 L.L.C.	Marshall Islands

63.	DSME Hull No. 2431 L.L.C.	Marshall Islands

64.	DSME Hull No. 2433 L.L.C.	Marshall Islands

65.	DSME Hull No. 2434 L.L.C.	Marshall Islands

66.	DSME Hull No. 2461 L.L.C.	Marshall Islands

67.	DSME Option Vessel No.1 L.L.C.	Marshall Islands

68.	DSME Option Vessel No.2 L.L.C.	Marshall Islands

69.	DSME Option Vessel No.3 L.L.C.	Marshall Islands

70.	Erik Spirit L.L.C.	Marshall Islands

71.	Esther Spirit L.L.C.	Marshall Islands

72.	European Spirit L.L.C.	Marshall Islands

73.	Everest Spirit Holding L.L.C.	Marshall Islands

74.	Excelsior B.V.B.A.	Belgium

75.	Exmar Gas Shipping Limited	Hong Kong

76.	Exmar LPG BVBA	Belgium

77.	Exmar Shipping BVBA	Belgium

78.	Explorer Spirit L.L.C.	Marshall Islands

79.	Frame Investment L.L.C.	Marshall Islands

80.	Freeport Landholdings LLC	United States

II-D-3

81.	Galway Spirit L.L.C.	Marshall Islands

82.	Ganges Spirit L.L.C.	Marshall Islands

83.	Gemini Pool L.L.C.	Marshall Islands

84.	Gina Krog AS	Norway

85.	Gina Krog L.L.C.	Marshall Islands

86.	Gina Krog Offshore Pte Ltd	Singapore

87.	Godavari Spirit L.L.C.	Marshall Islands

88.	Golar-Nor (UK) Limited	United Kingdom

89.	Good Investment Limited	Hong Kong

90.	H.H.I. Hull No. S856 L.L.C.	Marshall Islands

91.	H.H.I. Hull No. S857 L.L.C.	Marshall Islands

92.	Halo Fenders L.L.C.	Marshall Islands

93.	Helga Spirit L.L.C.	Marshall Islands

94.	High-Q Investments Limited	Hong Kong

95.	Hugli Spirit L.L.C.	Marshall Islands

96.	Hummingbird Holdings L.L.C.	Marshall Islands

97.	Hummingbird Spirit L.L.C.	Marshall Islands

98.	Ikdam Production SA	France

99.	Iliad International AS	Norway

100.	Iliad International Inc.	Marshall Islands

101.	Iskmati Spirit L.L.C.	Marshall Islands

102.	Jiaolong Spirit L.L.C.	Marshall Islands

103.	Kanata Spirit Holding L.L.C.	Marshall Islands

104.	Kareela Spirit Holding L.L.C.	Marshall Islands

105.	Kaveri Spirit L.L.C.	Marshall Islands

106.	Knarr L.L.C.	Marshall Islands

107.	Krepako Inc.	Marshall Islands

108.	Krepanor AS	Norway

II-D-4

109.	KS Apollo Spirit	Norway

110.	KT Maritime Services (Bayu Undan) Pty Ltd	Australia

111.	KT Maritime Services (Prelude) Pty Ltd	Australia

112.	KT Maritime Services Australia Pty Ltd	Australia

113.	Kyeema Spirit Holding L.L.C.	Marshall Islands

114.	Lambada Spirit L.L.C.	Marshall Islands

115.	Laurel Shipping LLC	Marshall Islands

116.	Limerick Spirit L.L.C.	Marshall Islands

117.	Logitel Offshore Holding AS	Norway

118.	Logitel Offshore Holdings Pte. Ltd.	Singapore

119.	Logitel Offshore L.L.C.	Marshall Islands

120.	Logitel Offshore Norway AS	Norway

121.	Logitel Offshore Pte. Ltd.	Singapore

122.	Logitel Offshore Rig I Pte. Ltd.	Singapore

123.	Logitel Offshore Rig II L.L.C.	Marshall Islands

124.	Logitel Offshore Rig II Pte. Ltd.	Singapore

125.	Logitel Offshore Rig III L.L.C.	Marshall Islands

126.	Logitel Offshore Rig IV L.L.C.	Marshall Islands

127.	London Spirit L.L.C.	Marshall Islands

128.	Los Angeles Spirit L.L.C.	Marshall Islands

129.	Magellan Spirit ApS	Denmark

130.	MALT LNG Holdings APS	Denmark

131.	Malt LNG Netherlands Holdings B.V.	Netherlands

132.	Malt LNG Transport ApS	Denmark

133.	Malt Singapore Pte Ltd.	Singapore

134.	Matterhorn Spirit L.L.C.	Marshall Islands

135.	Membrane Shipping Limited	Marshall Islands

136.	Meridian Spirit ApS	Denmark

II-D-5

137.	Methane Spirit L.L.C.	Marshall Islands

138.	MiNT LNG I, Ltd.	Bahamas

139.	MiNT LNG II, Ltd.	Bahamas

140.	MiNT LNG III, Ltd.	Bahamas

141.	MiNT LNG IV, Ltd.	Bahamas

142.	Montreal Spirit L.L.C.	Marshall Islands

143.	Moscow Spirit L.L.C.	Marshall Islands

144.	Nakilat Holdco L.L.C.	Marshall Islands

145.	Nansen Spirit L.L.C.	Marshall Islands

146.	Narmada Spirit L.L.C.	Marshall Islands

147.	Naviera Teekay Gas II, S.L.U.	Spain

148.	Naviera Teekay Gas III, S.L.U.	Spain

149.	Naviera Teekay Gas IV, S.L.U.	Spain

150.	Naviera Teekay Gas, S.L.U.	Spain

151.	Navigator Spirit L.L.C.	Marshall Islands

152.	Navion Bergen AS	Norway

153.	Navion Bergen L.L.C.	Marshall Islands

154.	Navion Gothenburg AS	Norway

155.	Navion Gothenburg L.L.C.	Marshall Islands

156.	Navion Offshore Loading AS	Norway

157.	Nordic Rio L.L.C.	Marshall Islands

158.	Norsk Teekay AS	Norway

159.	Norsk Teekay Holdings Ltd.	Marshall Islands

160.	Oak Spirit L.L.C.	Marshall Islands

161.	OMI Corporation.	Marshall Islands

162.	OOG TKP FPSO GmbH	Austria

163.	OOG TKP FPSO GMBH & CO KG	Austria

164.	OOGTK Libra GmbH	Austria

II-D-6

165.	OOGTK Libra GmbH & Co KG	Austria

166.	OOGTK Libra Operator Holdings Limited	Cayman Islands

167.	OOGTK LIBRA PRODUCAO DE PETROLEO LTDA	Brazil

168.	OOG-TKP Oil Services Ltd.	Cayman Islands

169.	OOG-TKP Operator Holdings Limited	Cayman Islands

170.	OOG-TKP Producao de Petroleo Ltda	Brazil

171.	Oyster Bay Steamship LLC	United States

172.	Pan Africa LNG Transportation Company Limited	Hong Kong

173.	Pan Americas LNG Transportation Company Limited	Hong Kong

174.	Pan Asia LNG Transportation Company Limited	Hong Kong

175.	Pan Europe LNG Transportation Company Limited	Hong Kong

176.	Partrederiet Stena Ugland Shuttle Tankers I DA	Norway

177.	Partrederiet Stena Ugland Shuttle Tankers II DA	Norway

178.	Partrederiet Stena Ugland Shuttle Tankers III DA	Norway

179.	Partrederiet Teekay Shipping Partners DA	Norway

180.	Pattani Spirit L.L.C.	Marshall Islands

181.	Peary Spirit L.L.C.	Marshall Islands

182.	Petrojarl 4 DA	Norway

183.	Petrojarl I L.L.C.	Marshall Islands

184.	Petrojarl I Production AS	Norway

185.	Petrotrans Holdings Limited	Bermuda

186.	Pinnacle Spirit L.L.C.	Marshall Islands

187.	Piranema L.L.C.	Marshall Islands

188.	Piranema Production AS	Norway

189.	Polar Spirit L.L.C.	Marshall Islands

190.	Polarc L.L.C.	Marshall Islands

191.	Remora AS	Norway

II-D-7

192.	Remora Hiload Dp No. 1 AS	Norway

193.	Remora Hiload Dp Technology AS	Norway

194.	Remora Hiload Mv AS	Norway

195.	Remora Marine Service AS	Norway

196.	Remora Shipping Ltd	Norway

197.	Rio Spirit L.L.C.	Marshall Islands

198.	Samba Spirit L.L.C.	Marshall Islands

199.	Scott Spirit L.L.C.	Marshall Islands

200.	Seoul Spirit L.L.C.	Marshall Islands

201.	Sertanejo Spirit L.L.C.	Marshall Islands

202.	Sevan Marine ASA	Norway

203.	SGPC I Pte Ltd.	Singapore

204.	Shenlong Spirit L.L.C.	Marshall Islands

205.	Siri Holdings L.L.C.	Marshall Islands

206.	Skaugen Gulf Petchem Carriers B.S.C.	Bahrain

207.	Solaia Shipping L.L.C.	Liberia

208.	Sonoma L.L.C.	Marshall Islands

209.	SPT Ltd.	Bermuda

210.	SPT Marine Transfer Services Ltd.	Bermuda

211.	Stena Spirit L.L.C.	Isle of Man

212.	STX Hull No. S1672 L.L.C.	Marshall Islands

213.	STX Hull No. S1673 L.L.C.	Marshall Islands

214.	STX Hull No. S1674 L.L.C.	Marshall Islands

215.	STX Hull No. S1675 L.L.C.	Marshall Islands

216.	Summit Spirit L.L.C.	Marshall Islands

217.	Sydney Spirit L.L.C.	Marshall Islands

218.	T.I.L. Holdings Limited	Marshall Islands

219.	T.I.L. I L.L.C.	Marshall Islands

II-D-8

220.	T.I.L. II L.L.C.	Marshall Islands

221.	T.I.L. III L.L.C.	Marshall Islands

222.	T.I.L. IV L.L.C.	Marshall Islands

223.	T.I.L. IX L.L.C.	Marshall Islands

224.	T.I.L. V L.L.C.	Marshall Islands

225.	T.I.L. VI L.L.C.	Marshall Islands

226.	T.I.L. VII L.L.C.	Marshall Islands

227.	T.I.L. VIII L.L.C.	Marshall Islands

228.	T.I.L. X L.L.C.	Marshall Islands

229.	T.I.L. XI L.L.C.	Marshall Islands

230.	T.I.L. XII L.L.C.	Marshall Islands

231.	T.I.L. XIII L.L.C.	Marshall Islands

232.	T.I.L. XIV L.L.C.	Marshall Islands

233.	Taizhou Hull No. WZL 0501 L.L.C.	Marshall Islands

234.	Taizhou Hull No. WZL 0502 L.L.C.	Marshall Islands

235.	Taizhou Hull No. WZL 0503 L.L.C.	Marshall Islands

236.	Tangguh Hiri Finance Limited	United Kingdom

237.	Tangguh Hiri Operating Limited	United Kingdom

238.	Tangguh Sago Finance Limited	United Kingdom

239.	Tangguh Sago Operating Limited	United Kingdom

240.	Tanker Investments Ltd.	Marshall Islands

241.	Taurus Tankers L.L.C.	Marshall Islands

242.	TC LNG Shipping L.L.C.	Marshall Islands

243.	Teekay (Atlantic) Chartering ULC	Canada

244.	Teekay (Atlantic) Management ULC	Canada

245.	Teekay Acquisition Holdings L.L.C.	Marshall Islands

246.	Teekay Al Rayyan L.L.C.	Marshall Islands

247.	Teekay Australia Offshore Holdings Pty Ltd.	Australia

II-D-9

248.	Teekay BLT Corporation	Marshall Islands

249.	Teekay BLT Finance Corporation	Marshall Islands

250.	Teekay Bulkers Investments Ltd.	Marshall Islands

251.	Teekay Bulkers Management Services Ltd	Marshall Islands

252.	Teekay Business Process Services, Inc.	Philippines

253.	Teekay Chartering Limited	Marshall Islands

254.	Teekay Crewing Services Pty Ltd	Australia

255.	Teekay Cyprus Limited	Cyprus

256.	Teekay Delaware Chartering Services L.L.C.	United States

257.	Teekay do Brasil Servicos Maritimos Ltda	Brazil

258.	Teekay European Holdings, S.a.r.l.	Luxembourg

259.	Teekay Finance Limited	Bermuda

260.	Teekay FSO Finance Pty Ltd.	Australia

261.	Teekay Gas Group Ltd.	Marshall Islands

262.	Teekay GP L.L.C.	Marshall Islands

263.	Teekay Grand Banks AS	Norway

264.	Teekay Grand Banks Shipping AS	Norway

265.	Teekay Guardian L.L.C.	Marshall Islands

266.	Teekay Hiload L.L.C.	Marshall Islands

267.	Teekay Holdings Australia Pty Ltd.	Australia

268.	Teekay Holdings Limited	Bermuda

269.	Teekay Hummingbird Production Limited	United Kingdom

270.	Teekay II Iberia, S.L.	Spain

271.	Teekay International Ship Chartering Services Inc. (IBC)	Barbados

272.	Teekay Knarr AS	Norway

273.	Teekay Lightering Services LLC	Marshall Islands

274.	Teekay LNG Bahrain Operations L.L.C.	Marshall Islands

II-D-10

275.	Teekay LNG Finance Corp.	Marshall Islands

276.	Teekay LNG Finco L.L.C.	Marshall Islands

277.	Teekay LNG Holdco L.L.C.	Marshall Islands

278.	Teekay LNG Holdings L.P.	United States

279.	Teekay LNG Operating L.L.C.	Marshall Islands

280.	Teekay LNG Partners L.P.	Marshall Islands

281.	Teekay LNG Project Services L.L.C.	Marshall Islands

282.	Teekay LNG US GP L.L.C.	Marshall Islands

283.	Teekay Luxembourg S.a.r.l.	Luxembourg

284.	Teekay Marine (Singapore) Pte. Ltd.	Singapore

285.	Teekay Marine Holdings Limited	Marshall Islands

286.	Teekay Marine Ltd	Marshall Islands

287.	Teekay Marine Pty Ltd.	Australia

288.	Teekay Marine Services (Shanghai) Co., Ltd.	China

289.	Teekay Marine Solutions (Bermuda) Ltd.	Bermuda

290.	Teekay Marine Solutions Inc.	United States

291.	Teekay Marine Solutions Ltd	United Kingdom

292.	Teekay Multigas Malta Limited	Malta

293.	Teekay Multigas Pool L.L.C.	Marshall Islands

294.	Teekay Nakilat (II) Limited	United Kingdom

295.	Teekay Nakilat (III) Corporation	Marshall Islands

296.	Teekay Nakilat Corporation	Marshall Islands

297.	Teekay Nakilat Holdings (III) Corporation	Marshall Islands

298.	Teekay Nakilat Holdings Corporation	Marshall Islands

299.	Teekay Nakilat Replacement Purchaser L.L.C.	Marshall Islands

300.	Teekay Navion Offshore Loading Pte. Ltd.	Singapore

301.	Teekay Netherlands European Holdings B.V.	Netherlands

302.	Teekay Nordic Holdings Incorporated	Marshall Islands

II-D-11

303.	Teekay Norway (Marine HR) AS	Norway

304.	Teekay Norway AS	Norway

305.	Teekay Norway Hiload AS	Norway

306.	Teekay Offshore Chartering L.L.C.	Marshall Islands

307.	Teekay Offshore Crewing AS	Norway

308.	Teekay Offshore European Holdings Cooperatief U.A.	Netherlands

309.	Teekay Offshore Finance Corp.	Marshall Islands

310.	Teekay Offshore GP L.L.C.	Marshall Islands

311.	Teekay Offshore Group Ltd.	Marshall Islands

312.	Teekay Offshore Holdings L.L.C.	Marshall Islands

313.	Teekay Offshore Operating GP L.L.C.	Marshall Islands

314.	Teekay Offshore Operating Holdings L.L.C.	Marshall Islands

315.	Teekay Offshore Operating L.P.	Marshall Islands

316.	Teekay Offshore Operating Pte. Ltd.	Singapore

317.	Teekay Offshore Partners L.P.	Marshall Islands

318.	Teekay Offshore Production Holdings AS	Norway

319.	Teekay Petrojarl Crewing Services Pte.Ltd.	Singapore

320.	Teekay Petrojarl Floating Production UK Ltd.	United Kingdom

321.	Teekay Petrojarl I Servicos de Petroleo Ltda	Brazil

322.	Teekay Petrojarl Offshore Crew AS	Norway

323.	Teekay Petrojarl Offshore L.L.C.	Marshall Islands

324.	Teekay Petrojarl Offshore Siri AS	Norway

325.	Teekay Petrojarl Producao Petrolifera do Brasil Ltda.	Brazil

326.	Teekay Petrojarl Production AS	Norway

327.	Teekay Petrojarl UK Limited	United Kingdom

328.	Teekay Piranema Servicos de Petroleo Ltda	Brazil

329.	Teekay Service Holdings Cooperatief U.A.	Netherlands

II-D-12

330.	Teekay Servicios Maritimos, S.L.	Spain

331.	Teekay SHI Hull No 2241 AS	Norway

332.	Teekay SHI Hull No 2242 AS	Norway

333.	Teekay SHI Hull No 2256 AS	Norway

334.	Teekay SHI Hull No 2257 AS	Norway

335.	Teekay Shipbuilding Supervision Services LLC	Marshall Islands

336.	Teekay Shipping (Australia) Pty Ltd	Australia

337.	Teekay Shipping (Barbados) Ltd.	Barbados

338.	Teekay Shipping (Canada) Ltd.	Canada

339.	Teekay Shipping (Glasgow) Limited	United Kingdom

340.	Teekay Shipping (India) Pvt. Ltd.	India

341.	Teekay Shipping (Singapore) Pte Ltd	Singapore

342.	Teekay Shipping (UK) Limited	United Kingdom

343.	Teekay Shipping (USA), Inc.	United States

344.	Teekay Shipping Limited	Bermuda

345.	Teekay Shipping Nominees Pty Ltd.	Australia

346.	Teekay Shipping Norway AS	Norway

347.	Teekay Shipping Partners Holding AS	Norway

348.	Teekay Shipping Philippines, Inc.	Philippines

349.	Teekay Shipping Services, Inc.	Liberia

350.	Teekay Shipping Spain, S.L.	Spain

351.	Teekay Shuttle Tanker Finance L.L.C.	Marshall Islands

352.	Teekay Shuttle Tankers L.L.C.	Marshall Islands

353.	Teekay Spain, S.L.	Spain

354.	Teekay Tangguh Borrower L.L.C.	Marshall Islands

355.	Teekay Tangguh Holdings Corporation	Marshall Islands

356.	Teekay Tanker Operations Ltd.	Marshall Islands

357.	Teekay Tankers Chartering L.L.C.	Marshall Islands

II-D-13

358.	Teekay Tankers Holdings Limited	Marshall Islands

359.	Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands

360.	Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands

361.	Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands

362.	Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands

363.	Teekay Tankers Ltd.	Marshall Islands

364.	Teekay Tankers Management Services Ltd.	Marshall Islands

365.	Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands

366.	Teekay Transport, Inc.	Liberia

367.	Teekay Varg Production Limited	United Kingdom

368.	Teekay Voyageur Production Limited	United Kingdom

369.	Teekay Workboats LLC	United States

370.	Teesta Spirit L.L.C.	Marshall Islands

371.	Tianlong Spirit L.L.C.	Marshall Islands

372.	Tiro Sidon Holdings L.L.C.	Marshall Islands

373.	Tiro Sidon L.L.C.	Marshall Islands

374.	Tiro Sidon UK LLP	United Kingdom

375.	Tokyo Spirit L.L.C.	Marshall Islands

376.	TPO Investments AS	Norway

377.	TPO Investments Inc.	Marshall Islands

378.	TPO Siri L.L.C.	Marshall Islands

379.	Ugland Nordic Shipping AS	Norway

380.	Ugland Stena Storage AS	Norway

381.	Varg L.L.C.	Marshall Islands

382.	Varg Production AS	Norway

383.	VLCC A Investment L.L.C.	Marshall Islands

384.	VLCC B Investment L.L.C.	Marshall Islands

385.	VLCC C Investment L.L.C.	Marshall Islands

II-D-14

386.	Voyageur L.L.C.	Marshall Islands

387.	VSSI Guaranty L.L.C.	United States

388.	Wilforce L.L.C.	Marshall Islands

389.	Wilpride L.L.C.	Marshall Islands

390.	Yamuna Spirit L.L.C.	Marshall Islands

391.	Zenith Spirit L.L.C.	Marshall Islands

392.	Zhonghua Hull No. 451 L.L.C.	Marshall Islands

II-D-15

Schedule III

LIST OF PARTIES TO EXECUTE LOCK-UP LETTERS

C. Sean Day

Peter S. Janson

Rudolph Krediet

Eileen A. Mercier

Bjorn Moller

Tore I. Sandvold

David Schellenberg

Alan Semple

Heidi Locke Simon

Bill Utt

Kenneth Hvid

Arthur Bensler

William Hung

Mark Kremin

Vincent Lok

Kevin Mackay

Ingvild Saether

Resolute Investments, Ltd.

III-1

ANNEX A

The Pricing Term Sheet substantially in the form set forth in Annex E.

A-1

ANNEX B

TEEKAY CORPORATION

LIST OF VESSELS AND OWNERS

TEEKAY CORPORATION. - FLEET LIST

Fixed-Rate Floating Production Storage Offtake Vessels - Owned	Percent Ownership	Flag	Year Built
Petrojarl Foinaven	100%	Bahamas	1998
Petrojarl Banff	100%	Isle of Man	1998
Hummingbird Spirit	100%	Bahamas	2007

TEEKAY OFFSHORE PARTNERS L.P. - FLEET LIST

Fixed-Rate Shuttle Tankers - Owned	Percent Ownership	Flag	Year Built
Navion Britannia	100%	Bahamas	1998
Navion Scandia	100%	Bahamas	1998
Stena Alexita*	50%	Bahamas	1998
Navion Hispania	100%	Canada	1999
Navion Oceania	100%	Bahamas	1999
Navion Anglia	100%	Bahamas	1999
Stena Sirita*	50%	Bahamas	1999
Navion Bergen	100%	Bahamas	2000
Navion Oslo	100%	Bahamas	2001
Stena Natalita*	50%	Bahamas	2001
Stena Spirit*	50%	Bahamas	2001
Nordic Spirit	100%	Bahamas	2001
Petronordic	100%	Bahamas	2002
Petroatlantic	100%	Bahamas	2003
Navion Stavanger	100%	Bahamas	2003
Nordic Rio*	50%	Bahamas	2004
Nordic Brasilia	100%	Bahamas	2004
Navion Gothenburg*	50%	Bahamas	2006
Amundsen Spirit	100%	Bahamas	2010
Nansen Spirit	100%	Bahamas	2010
Peary Spirit	100%	Bahamas	2011
Scott Spirit	100%	Bahamas	2011
Samba Spirit	100%	Bahamas	2013
Lambada Spirit	100%	Bahamas	2013
Bossa Nova Spirit	100%	Bahamas	2013
Sertanejo Spirit	100%	Bahamas	2013
Beothuk Spirit	100%	Canada	2017
Norse Spirit	100%	Canada	2017

(* 50% owned through joint ventures)
(** 67% owned through a joint venture)

Fixed-Rate Shuttle Tankers - In-chartered	Percent Ownership	Flag	Year Built
Grena Knutsen	*	Bahamas	2003
Jasmine Knutsen	*	Canada	2005
Heather Knutsen	*	Canada	2005

Fixed-Rate Shuttle Tankers - On Order	Percent Ownership	Flag	Year Built
EC Canada NB Hull 2186	100%		2018
E-Shuttle NB Hull 2241	100%		2019
E-Shuttle NB Hull 2242	100%		2020
E-Shuttle NB Hull 2256	100%		2020
E-Shuttle NB Hull 2257	100%		2020

HiLoad Dynamic Positioning Unit - Owned	Percent Ownership	Flag	Year Built
HiLoad DP No. 1	100%	Cyprus	2010

Conventional Tankers - In-Chartered	Percent Ownership	Flag	Year Built
Blue Power	*	Liberia	2003
Blue Pride	*	Liberia	2004

Fixed-Rate Floating Storage Offtake Vessels (FSO) - Owned	Percent Ownership	Flag	Year Built
Apollo Spirit	89%	Liberia	1978
Dampier Spirit	100%	Bahamas	1987
Pattani Spirit	100%	Bahamas	1988
Falcon Spirit	100%	Bahamas	1986
Suksan Salamander	100%	Bahamas	1993
Randgrid	100%	Bahamas	1995
Fixed-Rate Floating Production Storage Offtake Vessels - Owned	Percent Ownership	Flag	Year Built
Petrojarl Cidade de Rio das Ostras	100%	Bahamas	1981
Petrojarl I	100%	Bahamas	1986
Petrojarl Varg	100%	Bahamas	1998
Piranema Spirit	100%	Bahamas	2007
Voyageur Spirit	100%	Bahamas	2008
FPSO Cidade de Itajai	50%	Bahamas	2012
Petrojarl Knarr	100%	Bahamas	2014
FPSO Pioneiro De Libra	50%	Panama	1995

Unit for Maintenance and Safety - Owned	Percent Ownership	Flag	Year Built
Arendal Spirit	100%	Bahamas	2015

Long Distance Towing and Anchor Handling Vessels - Owned	Percent Ownership	Flag	Year Built
ALP Ace	100%	Netherlands	2006
ALP Winger	100%	Netherlands	2007
ALP Ippon	100%	Netherlands	2007
ALP Forward	100%	Netherlands	2008
ALP Guard	100%	Netherlands	2009
ALP Centre	100%	Netherlands	2010
ALP Striker	100%	Netherlands	2016
ALP Defender	100%	Netherlands	2017
ALP Sweeper	100%	Netherlands	2017

Long Distance Towing and Anchor Handling Vessels - On Order	Percent Ownership	Flag	Year Built
Niigata Hull N-0084	100%		2018

TEEKAY LNG PARTNERS L.P. - FLEET LIST

Fixed-Rate LNG Carriers	Percent Ownership	Flag	Year Built
Arctic Spirit	100%	Bahamas	1993
Polar Spirit	100%	Bahamas	1993
Excalibur	50%	Belgium	2002
Hispania Spirit	100%	Spain	2002
Catalunya Spirit	100%	Spain	2003
Galicia Spirit	100%	Spain	2004
Madrid Spirit	100%	Spain	2004
Excelsior	50%	Belgium	2005
Al Marrouna	70%	Bahamas	2006
Al Areesh	70%	Bahamas	2007
Al Daayen	70%	Bahamas	2007
Methane Spirit	52%	Singapore	2008
Marib Spirit	52%	Marshall Islands	2008
Arwa Spirit	52%	Marshall Islands	2008
Tangguh Hiri	70%	Bahamas	2008
Al Huwaila	40%	Bahamas	2008
Al Kharsaah	40%	Bahamas	2008
Al Shamal	40%	Bahamas	2008

Al Khuwair	40%	Bahamas	2008
Magellan Spirit	52%	Danish Int’l Reg.	2009
Tangguh Sago	70%	Bahamas	2009
Woodside Donaldson	52%	Singapore	2009
Meridian Spirit	52%	Danish Int’l Reg.	2010
Soyo	33%	Bahamas	2011
Malanje	33%	Bahamas	2011
Lobito	33%	Bahamas	2011
Cubal	33%	Bahamas	2012
Wilforce	100%	Norwegian Int’l Reg.	2013
Wilpride	100%	Norwegian Int’l Reg.	2013
Creole Spirit	100%	Bahamas	2016
Oak Spirit	100%	Bahamas	2016
Torben Spirit	100%	Bahamas	2017
Pan Asia	30%	Hong Kong	2017
Macoma	100%	Bahamas	2017
Murex	100%	Bahamas	2017

Fixed-Rate LNG Carrier Newbuildings	Percent Ownership	Flag	Year Built
MEGI LNG - Hull 2453	100%		2018
MEGI LNG - Hull 2454	100%		2018
MEGI LNG - Hull 2455	100%		2018
MEGI LNG - Hull 2461	100%		2018
Hudong Zhonghua LNG - Hull 1664	30%		2018
Hudong Zhonghua LNG - Hull 1665	20%		2018
Hudong Zhonghua LNG - Hull 1666	20%		2019
ARC7 Icebreaker LNG - Hull 2423	50%		2018
ARC7 Icebreaker LNG - Hull 2425	50%		2018
ARC7 Icebreaker LNG - Hull 2430	50%		2019
ARC7 Icebreaker LNG - Hull 2431	50%		2019
ARC7 Icebreaker LNG - Hull 2433	50%		2020
ARC7 Icebreaker LNG - Hull 2434	50%		2020
MEGI LNG - Hull S856	100%		2019
MEGI LNG - Hull S857	100%		2019

LPG Carrier - Owned	Percent Ownership	Flag	Year Built
Courcheville	50%	Belgium	1989
Temse	50%	Belgium	1995
Touraine	50%	Hong Kong	1996
Brussels	50%	Belgium	1997
Eupen	50%	Belgium	1999
Bastogne	50%	Belgium	2002

Norgas Napa	100%	Singapore	2003
Norgas Sonoma	100%	Singapore	2003
Libramont	50%	Belgium	2006
Sombeke	50%	Belgium	2006
Norgas Pan	100%	Singapore	2009
Norgas Cathinka	100%	Singapore	2009
Norgas Camilla	100%	Singapore	2011
Norgas Unikum	100%	Singapore	2011
Vision Spirit	100%	Singapore	2011
Waasmuntster	50%	Belgium	2014
Warinsart	50%	Belgium	2014
Waregem	50%	Belgium	2014
Warisoulx	50%	Belgium	2015
Kaprijke	50%	Belgium	2015
Knokke	50%	Belgium	2016
Kontich	50%	Belgium	2016
Kortrijk	50%	Belgium	2016
Kallo	50%	Belgium	2017
Kruibeke	50%	Belgium	2017

LPG Carrier - In-chartered	Percent Ownership	Flag	Year Built
Antwerpen	*	Hong Kong	2005
BW Tokyo	*	Singapore	2009

LPG Carrier - Newbuildings	Percent Ownership	Flag	Year Built
HHIC Hull P0135	50%	Belgium	2018
HHIC Hull P0136	50%	Belgium	2018
Hyundai HI Hull 2884	50%	Belgium	2018

Fixed-rate Conventional Tankers - Owned	Percent Ownership	Flag	Year Built
African Spirit	100%	Bahamas	2003
European Spirit	100%	Bahamas	2003
Teide Spirit	*	Spain	2004
Toledo Spirit	*	Spain	2005

Fixed-rate Product Tankers - Owned	Percent Ownership	Flag	Year Built
Alexander Spirit	100%	Bahamas	2007

TEEKAY TANKERS LTD.—FLEET LIST

Conventional Tankers - Owned	Percent Ownership	Flag	Year Built
Product Tanker
Donegal Spirit	100%	Bahamas	2006
Galway Spirit	100%	Bahamas	2007
Limerick Spirit	100%	Bahamas	2007
Seletar Spirit	100%	Bahamas	2010
Sebarok Spirit	100%	Bahamas	2011
Luzon Spirit	100%	Bahamas	2011
Leyte Spirit	100%	Bahamas	2011
Hovden Spirit	100%	Marshall Islands	2012
Trysil Spirit	100%	Marshall Islands	2012
Aframax
Americas Spirit	100%	Bahamas	2003
Australian Spirit	100%	Bahamas	2004
Everest Spirit	100%	Bahamas	2004
Axel Spirit	100%	Bahamas	2004
Esther Spirit	100%	Bahamas	2004
Matterhorn Spirit	100%	Bahamas	2005
Helga Spirit	100%	Bahamas	2005
Erik Spirit	100%	Bahamas	2005
SPT Explorer	100%	Bahamas	2008
Navigator Spirit	100%	Bahamas	2008
Yamato Spirit	100%	Bahamas	2008
Tarbet Spirit	100%	Bahamas	2009
Emerald Spirit	100%	Bahamas	2009
Garibaldi Spirit	100%	Bahamas	2009
Whistler Spirit	100%	Bahamas	2010
Blackcomb Spirit	100%	Bahamas	2010
Peak Spirit	100%	Hong Kong	2011
Suezmax
Narmada Spirit	100%	Malta	2003
Ashkini Spirit	100%	Bahamas	2003
Iskmati Spirit	100%	Bahamas	2003
Kaveri Spirit	100%	Bahamas	2004
Godavari Spirit	100%	Malta	2004
Seoul Spirit	100%	Bahamas	2005
Montreal Spirit	100%	Bahamas	2006
Tokyo Spirit	100%	Bahamas	2006
Los Angeles Spirit	100%	Bahamas	2007
Pinnacle Spirit	100%	Bahamas	2008
Summit Spirit	100%	Bahamas	2008
Zenith Spirit	100%	Bahamas	2009
Tianlong Spirit	100%	Bahamas	2009
Jiaolong Spirit	100%	Bahamas	2009
Shenlong Spirit	100%	Bahamas	2009
Dilong Spirit	100%	Bahamas	2009
Baker Spirit	100%	Bahamas	2009

Cascade Spirit	100%	Bahamas	2009
Aspen Spirit	100%	Bahamas	2009
Vail Spirit	100%	Bahamas	2009
Copper Spirit	100%	Bahamas	2010
Tahoe Spirit	100%	Bahamas	2010
Beijing Spirit	100%	Bahamas	2010
Moscow Spirit	100%	Bahamas	2010
Atlanta Spirit	100%	Bahamas	2011
London Spirit	100%	Bahamas	2011
Barcelona Spirit	100%	Bahamas	2011
Athens Spirit	100%	Bahamas	2012
Sydney Spirit	100%	Bahamas	2012
Rio Spirit	100%	Bahamas	2013
VLCC
Hong Kong Spirit	50%	Hong Kong	2013

Conventional Tankers - In-chartered	Percent Ownership	Flag	Year Built
Aframax
Bergitta	*	Bahamas	2007

ANNEX C

OPINION FROM COMPANY’S U.S. COUNSEL

Opinion should be to the effect that:

1.	The statements with respect to legal matters or legal conclusions in the (a) Registration Statement, the Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Considerations” and (b) Company’s Annual Report on Form 20-F for the year ended December 31, 2016, filed with the Commission on April 12, 2017, as amended on May 26, 2017 and on November 28, 2017 (the “Form 20-F”) under the captions “Item 4. Information on the Company—E. Taxation of the Company—United States Taxation” and “Item 10. Additional Information—Material U.S. Federal Income Tax Considerations” are, in all material respects, an accurate discussion of the material U.S. federal income tax considerations addressed therein. (We do not opine or comment on the representations and statements of fact of the Company included in such discussion.)

2.	Our opinion filed as Exhibit 8.1 to the Form 6-K furnished to the Commission on January 26, 2018 and incorporated by reference into the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

3.	To our knowledge and except as described in the Registration Statement, the Disclosure Package, the Prospectus, the TGP LPA and the TOO LPA, there are no outstanding options or warrants to purchase (a) any common stock or other interests in the Company, or (b) any equity interests in the Operating Subsidiaries.

4.	To our knowledge, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require the Company to include any securities of any of the Teekay Entities owned or to be owned by such person in the securities registered pursuant to the Registration Statement, except for any rights pursuant to (i) the Registration Rights Agreement, dated November 16, 2015 among the Company and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers listed in Schedule 1 thereto, (ii) the Registration Rights Agreement among Teekay Corporation, Tradewinds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust, and (iii) the Registration Rights Agreement by and among the Company and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to common stock of the Company (collectively, the “Registration Rights”), in each case, which Registration Rights have been waived or do not apply with respect to the Offering.

5.	The statements in the Registration Statement under the caption “Description of Capital Stock” and in the Form 20-F under the captions “Item 7. Major Shareholders and Certain Relationships and Related Party Transactions” under the subheadings “—Relationships with our Public Entity Subsidiaries—Competition with Teekay Tankers, Teekay Offshore and Teekay LNG” and “—Relationships with our Public Entity Subsidiaries—Services, Management and Pooling Arrangements”, insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects.

6.	The Registration Statement became effective under the Act on January 12, 2018; the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in a manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

7.	Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement, Disclosure Package or the Prospectus, each of the Registration Statement, on the Effective Date, the Disclosure Package, at the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and on the date hereof (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

8.	The Company’s offering, issuance and sale of the Shares, and the Company’s execution and delivery of the Underwriting Agreement, and consummation of the transactions contemplated by the Underwriting Agreement do not (a) violate statutory or regulatory U.S. federal laws or statutory or regulatory laws of the State of New York that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Underwriting Agreement and transactions similar to the transactions contemplated by the Underwriting Agreement, or (b) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any Material Agreement. (We do not comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents.) “Material Agreement” means any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed by the Company as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement).

9.	Without independent verification of the factual accuracy, completeness or fairness of the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than exhibits thereto and the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, each of such documents appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

10.	To our knowledge, (a) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus that is not disclosed in the Registration Statement, the Disclosure Package or the Prospectus as required and (b) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus by the Act or to be filed by the Act as an exhibit to the Registration Statement that is not described or filed as required.

11.	The Company is not, and immediately upon giving effect to the Offering, the sale of the Shares and the application of the proceeds thereof as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

12.	All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with any United States federal or New York governmental or regulatory authority required for the issuance of securities, the execution and delivery by the Company of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement have been made or obtained, except those that may be required under applicable states securities laws and regulations.

ANNEX D

OPINION FROM COMPANY’S MARSHALL ISLANDS COUNSEL

Opinion should be to the effect that:

1.	The Company is a corporation domesticated, validly existing and in good standing under Marshall Islands Law and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the in the Registration Statement, Prospectus, and Disclosure Package.

2.	The Underwriting Agreement has been duly authorized, validly executed and delivered by the Company.

3.	The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement, to perform its obligations thereunder, including without limitation the issuance, sale and delivery of the Shares as contemplated thereunder, and to consummate the other transactions contemplated thereby, all in accordance with and upon the terms and conditions set forth in the Underwriting Agreement.

4.	The Shares have been duly authorized and, when issued and delivered by the Company after full payment therefor pursuant to and in compliance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

5.	The execution, delivery and performance of the Underwriting Agreement by the Company, including without limitation the offering, issuance and sale of the Shares as contemplated thereunder, or the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of the Company or any Marshall Islands Entity (as defined below), (ii) violate any statute, law, rule, regulation, judgment, order or decree of which we are aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of the Marshall Islands directed to the Company or result in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of the Marshall Islands to which the Company is a party, (iii) violate Marshall Islands Law, or (iv) to our knowledge, result in the creation or imposition of any pledges, liens, encumbrances, security interests, charges, equities or other claims by operation of law of the Republic of the Marshall Islands upon any property or assets of the Company or the Marshall Islands Entities.

6.	The choice of New York law to govern the Underwriting Agreement constitutes a valid choice of law under Marshall Islands Law.

7.

Teekay Holdings Limited, a Bermuda company (“Teekay Holdings”), owns of record 100% of the membership interests in Teekay GP L.L.C. (“TGP GP”), a Marshall Islands limited liability company. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP, and are fully paid (to the extent required under the TGP GP limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP GP limited liability company agreement).

8.	Teekay Holdings owns of record 51% of the membership interests in Teekay Offshore GP L.L.C. (“TOO GP”), a Marshall Islands limited liability company. Brookfield TK TOGP L.P., a Bermuda limited partnership (“Brookfield”), owns of record 49% of the membership interests in TOO GP. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TOO GP, and are fully paid (to the extent required under the TOO GP limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TOO GP limited liability company agreement). For the avoidance of doubt, Brookfield has an option to acquire an additional 2% of the membership interests in TOO GP.

9.	TGP GP owns of record a 2.0% general partner interest (excluding preferred units) in Teekay LNG Partners L.P., a limited partnership formed under Marshall Islands Law (“TGP”), and is the sole general partner of TGP. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP (as amended or restated prior to the date hereof, the “TGP LPA”). To our knowledge, TGP GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions. The term “Claim Exceptions” with respect to any limited liability company membership interest, shareholding interest, limited partnership interest or other interest as used herein shall mean: (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, Prospectus or Disclosure Package, (ii) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, Prospectus or Disclosure Package, and (iii) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable.

10.	TGP GP owns of record 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP. The Incentive Distribution Rights of TGP have been duly authorized and validly issued in accordance with the TGP LPA, and are fully paid (to the extent required under the TGP LPA) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the TGP LPA). To our knowledge, TGP GP beneficially owns such Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

11.	TGP owns of record a 100% membership interest in Teekay LNG Operating L.L.C., a limited liability company formed under Marshall Islands Law (“TGP Operating Company”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the limited liability company agreement of TGP Operating Company). To our knowledge, TGP beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

12.	TOO GP owns of record a 0.76% general partner interest (excluding preferred units) in Teekay Offshore Partners L.P., a limited partnership formed under Marshall Islands Law (“TOO”), and is the sole general partner of TOO. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO (as amended or restated prior to the date hereof, the “TOO LPA”). To our knowledge, TOO GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

13.	TOO GP owns of record 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO. As of the date hereof, 38,211,772 common units of TOO are owned by Teekay Finance Limited, a Bermuda company (“Teekay Finance”), through brokerage accounts, 16,560,066 are owned of record by Teekay Shipping Limited, a Bermuda company, and 1,815,646 common units of TOO are owned of record by Teekay Holdings. These common units of TOO and the Incentive Distribution Rights of TOO have been duly authorized and validly issued in accordance with the TOO LPA, and are fully paid (to the extent required under the TOO LPA) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the TOO LPA). To our knowledge, TOO GP beneficially owns such Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

14.	TOO owns of record a 100% membership interest in Teekay Offshore Holdings L.L.C., a limited liability company formed under Marshall Islands Law. Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Teekay Offshore Holdings L.L.C., as amended prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as otherwise may be provided in the limited liability company agreement of Teekay Offshore Holdings L.L.C.). To our knowledge, TOO beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

15.	Teekay Shuttle Tankers L.L.C., a Marshall Islands limited liability company (“ShuttleCo”) owns of record a 100% membership interest in Teekay Offshore Operating GP L.L.C., a limited liability company formed under Marshall Islands Law (“OLP GP”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as otherwise may be provided in the limited liability company agreement of OLP GP). To our knowledge, ShuttleCo beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

16.	ShuttleCo owns of record a 99.09% limited partnership interest in Teekay Offshore Operating L.P., a limited partnership formed under Marshall Islands Law (“TOO Operating Company”). OLP GP owns of record a 0.91% general partnership interest in TOO Operating Company. All such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated prior to the date hereof, and are fully paid (to the extent required under such partnership agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the partnership agreement of TOO Operating Company). To our knowledge, ShuttleCo and OLP GP beneficially own such partnership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

17.	Teekay Finance owns 16,754,474 shares of Class A Common Stock, par value $0.01 per share, of Teekay Tankers Ltd., a corporation incorporated under Marshall Islands Law (“TNK”), through brokerage accounts. Teekay Holdings owns of record 37,007,981 shares of Class B Common Stock, par value $0.01 per share, of TNK. Teekay Holdings owns of record 8,250,000 shares of Class A Common Stock of TNK. All such shares of Class A Common Stock and shares of Class B Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. In addition to the foregoing shares, Teekay Holdings owns of record an additional 2,155,172 shares of Class A Common Stock of TNK.

18.

The entities formed or incorporated under Marshall Islands Law (the “Marshall Islands Operating Subsidiaries”) and identified in Schedule A hereto under the heading “Marshall Islands Operating Subsidiary” are owned of record as described on Schedule A hereto. The equity interests in each of the Marshall Islands Operating Subsidiaries have been duly authorized and validly issued in accordance with the respective organizational documents of each such Marshall Islands Operating Subsidiary, as amended or restated prior to the date hereof, and are fully paid (to the extent required under the applicable organizational document) and nonassessable (except as such nonassessability may be affected by applicable Marshall Islands Law and except as may be provided in the applicable organizational documents). To our knowledge, each of the Company, Teekay Offshore Holdings L.L.C., and TNK, as the case may be, beneficially owns the stock or membership interests, as applicable, of each of the Marshall Islands Operating Subsidiaries as described in parts 1, 3, 4, 5, 6 and 8 of Schedule A, as applicable, free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

19.	Each of TGP GP, TOO GP, TGP, TOO, TNK, TGP Operating Company, Teekay Offshore Holdings L.L.C., ShuttleCo, OLP GP and TOO Operating Company has been duly formed or incorporated and each such entity and each of the Marshall Islands Operating Subsidiaries (collectively, the “Marshall Islands Entities”) is validly existing and in good standing as a limited liability company, limited partnership or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company, limited partnership or corporate, as applicable, power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, Prospectus, or Disclosure Package.

20.	Except as described in the Registration Statement, Prospectus, or Disclosure Package, or incorporated by reference therein, there are no preemptive rights or other similar rights to subscribe for or to purchase any equity interests in the Company, in each case pursuant to the organizational documents of the Company.

21.	Except as referred to (including by incorporation by reference) or described in the Registration Statement, the Prospectus, the Disclosure Package, or the Company’s Amended and Restated Rights Agreement dated July 2, 2010 and made between the Company and the Bank of New York Mellon as rights agent, no permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of the Marshall Islands having jurisdiction over the Company or any of its properties is required in connection with the execution and delivery of the Underwriting Agreement by the Company, or the performance of the transactions contemplated thereby, including without limitation the offering, issuance and sale of the Shares as contemplated thereunder.

22.	To our knowledge, no permits, consents, licenses, franchises, concessions, certificates and authorizations (collectively, “Permits”) of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for any of the Company or the Marshall Islands Entities to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Prospectus and the Disclosure Package, other than such Permits, declarations or filings with any Republic of the Marshall Islands governmental authority currently held or previously obtained, applied, received or filed by any of the Company or the applicable Marshall Islands Entity or required for the ownership, management, charter or operations of vessels or rigs that are flagged in the Marshall Islands.

23.	The statements (i) in the Registration Statement and Prospectus under the captions “Non-United States Tax Considerations”, “Service of Process and Enforcement of Civil Liabilities”, and “Description of Capital Stock” and (ii) in the Company’s Form 20-F for the year ended December 31, 2016 under the captions “Item 4. Information on the Company — E. Taxation of the Company — Marshall Islands Taxation” and “Item 10. Additional Information — Non-United States Tax Considerations — Marshall Islands Tax Considerations”, insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein. For the avoidance of doubt, we take no view on the accuracy of descriptions of any contracts or organizational documents which may be included under such captions.

24.	A judgment granted by a foreign court against the Company may be recognized in the Republic of the Marshall Islands, to the extent that the foreign judgment grants or denies recovery of a sum of money, other than a judgment for taxes, a fine or other penalty, or a judgment for support in matrimonial matters, and so long as the judgment is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal (although the court may stay in proceedings until the relevant appeal has been determined or until the expiration of a period of time sufficient to enable the defendant to prosecute the appeal). A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

ANNEX E

PRICING TERM SHEET

Teekay Corporation

10,000,000 Shares of Common Stock

January 24, 2018

Issuer:	Teekay Corporation

Number of Firm Shares Offered:	10,000,000 shares of common stock, par value of $0.001 per share

Number of Option Shares Offered:	1,500,000 shares of common stock, par value of $0.001 per share

Public Offering Price:	$9.75 per share

Approximate Net Proceeds to the
Issuer After Underwriting Discounts
and Commissions:	$93.0 million (or $106.9 million assuming full exercise of the option to purchase additional shares)

Concurrent Offering:	Substantially concurrently with this offering of shares of common stock, we have priced a private unregistered offering (the “Concurrent Convertible Notes Offering”) of $125,000,000 aggregate principal amount of 5.000% convertible senior notes due 2023 (the “convertible notes”) at par and expect to receive net proceeds after deducting initial purchasers’ discounts and commissions of approximately $120.9 million. We have also granted the initial purchasers a 30-day option to purchase an additional $25,000,000 aggregate principal amount of convertible notes from us.

Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the convertible notes.

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ADDITIONAL INFORMATION:

All information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the shares of common stock and is not soliciting an offer to buy the shares of common stock in any jurisdiction where the offer or sale is not permitted.

The issuer has filed a registration statement (including a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649 or J.P. Morgan Securities LLC at 1-212-834-4533.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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ANNEX F

FORM OF LOCK-UP LETTER

_______, 2018

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Teekay Corporation, a Marshall Islands corporation (the “Company”), providing for the public offering (the “Public Offering”) by several underwriters listed in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The undersigned also understands that the Representatives also propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the purchase and resale (the “Placement” and, together with the Public Offering, the “Offerings”) by several initial purchasers listed in Schedule 1 of the Purchase Agreement (the “Initial Purchasers”) of Convertible Senior Notes due 2023 of the Company (the “Notes”). The Notes will be convertible into shares of Common Stock. The Public Offering and the Placement are not contingent on one another.

To induce the Underwriters and the Initial Purchasers that may participate in the Offerings to continue their efforts in connection with the Offerings, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters and the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 60 days after the later of the date of the final prospectus supplement relating to the Public Offering and the date of the final offering memorandum relating to the Placement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause

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(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offerings, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) distributions of shares of Common Stock or any security convertible into Common Stock to members, limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee, as applicable, shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5 1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock during the Restricted Period and (ii) no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the U.S. Securities and Exchange Commission under the Exchange Act during the Restricted Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters and the Initial Purchasers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company, the Underwriters and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offerings. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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Whether or not the Offerings actually occur depends on a number of factors, including market conditions. Each Offering will only be made pursuant to an Underwriting Agreement or a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Underwriters or the Initial Purchasers, as applicable.

Very truly yours,

(Name)

(Address)

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